                                                                   Exhibit 10.15

                                REVOLVING CREDIT
                                       AND
                               TERM LOAN AGREEMENT



                            Dated as of July __, 1996



                                      among

                           CHADWICK'S OF BOSTON, LTD.,

                                CHADWICK'S, INC.

                       THE FIRST NATIONAL BANK OF BOSTON,
                       THE FIRST NATIONAL BANK OF CHICAGO
       and the other lending institutions set forth on Schedule 1 hereto,

            THE FIRST NATIONAL BANK OF BOSTON as Administrative Agent

           THE FIRST NATIONAL BANK OF CHICAGO as Documentation Agent,

                      THE FIRST NATIONAL BANK OF BOSTON and
                       THE FIRST NATIONAL BANK OF CHICAGO,
               as Issuing Banks with respect to Letters of Credit

                                       and

               THE FIRST NATIONAL BANK OF BOSTON and FIRST CHICAGO
                 CAPITAL MARKETS INC., as Co-Syndication Agents

                                TABLE OF CONTENTS


1.  DEFINITIONS AND RULES OF INTERPRETATION........................................................  1
         1.1.  Definitions.........................................................................  1
         1.2.  Rules of Interpretation.............................................................  15

2.  THE REVOLVING CREDIT FACILITY..................................................................  16
         2.1.  Commitment to Lend..................................................................  16
         2.2.  Commitment Fee......................................................................  17
         2.3.  Reduction of Total Commitment.......................................................  17
         2.4.  The Revolving Credit Notes..........................................................  17
         2.5.  Interest on Revolving Credit Loans..................................................  18
         2.6.  Requests for Revolving Credit Loans.................................................  18
         2.7.  Conversion Options..................................................................  18
                  2.7.1.  Conversion to Different Type of Revolving Credit Loan....................  18
                  2.7.2.  Continuation of Type of Revolving Credit Loan............................  19
                  2.7.3.  LIBOR Rate Loans.........................................................  19
         2.8.  Funds for Revolving Credit Loan.....................................................  19
                  2.8.1.  Funding Procedures.......................................................  19
                  2.8.2.  Advances by Administrative Agent.........................................  20

3.  REPAYMENT OF THE REVOLVING CREDIT LOANS........................................................  20
         3.1.  Maturity............................................................................  20
         3.2.  Mandatory Repayments of Revolving Credit Loans......................................  21
                  3.2.1.  Outstandings Exceeding Commitments.......................................  21
                  3.2.2.  Clean-Down Provisions....................................................  21
         3.3.  Optional Repayments of Revolving Credit Loans.......................................  21

4.  THE TERM LOAN..................................................................................  22
         4.1.  Commitment to Lend..................................................................  22
         4.2.  The Term Notes......................................................................  22
         4.3.  Mandatory Payment of Principal......................................................  22
                  4.3.1.  Amortization of Term Loan................................................  22
                  4.3.2.  Proceeds.................................................................  23
         4.4.  Optional Prepayment of Term Loan....................................................  23
         4.5.  Interest on Term Loans..............................................................  24
                  4.5.1.  Interest Rates...........................................................  24
                  4.5.2.  Notification by Borrowers................................................  24
                  4.5.3.  Amounts, Etc.............................................................  24

5.  LETTERS OF CREDIT..............................................................................  25
         5.1.  Letter of Credit Commitments........................................................  25
                  5.1.1.  Commitment to Issue Letters of Credit....................................  25
                  5.1.2.  Letter of Credit Applications............................................  25
                  5.1.3.  Terms of Letters of Credit...............................................  25
                  5.1.4.  Reimbursement Obligations of Banks.......................................  25
                  5.1.5.  Participations of Banks..................................................  26
         5.2.  Reimbursement Obligation of the Borrowers...........................................  26
         5.3.  Letter of Credit Payments...........................................................  27
         5.4.  Obligations Absolute................................................................  28
         5.5.  Reliance by Issuer..................................................................  28
         5.6.  Letter of Credit Fee................................................................  28

6.  CERTAIN GENERAL PROVISIONS.....................................................  29
         6.1.  Closing Fee.........................................................  29
         6.2.  Agent's Fee.........................................................  29
         6.3.  Funds for Payments..................................................  29
                  6.3.1.  Payments to Administrative Agent.........................  29
                  6.3.2.  No Offset, etc...........................................  29
         6.4.  Computations........................................................  30
         6.5.  Inability to Determine LIBOR Rate...................................  30
         6.6.  Illegality..........................................................  30
         6.7.  Additional Costs, etc...............................................  31
         6.8.  Capital Adequacy....................................................  32
         6.9.  Certificate.........................................................  33
         6.10.  Indemnity..........................................................  33
         6.11.  Interest After Default.............................................  33
         6.12.  Replacement Banks..................................................  33
         6.13.  Concerning Joint and Several Liability of the Borrowers............  34

7.  REPRESENTATIONS AND WARRANTIES.................................................  37
         7.1.  Corporate Authority.................................................  38
                  7.1.1.  Incorporation; Good Standing.............................  38
                  7.1.2.  Authorization............................................  38
                  7.1.3.  Enforceability...........................................  38
         7.2.  Governmental Approvals..............................................  38
         7.3.  Title to Properties; Leases.........................................  38
         7.4.  Financial Statements and Projections................................  39
                  7.4.1.  Financial Statements.....................................  39
                  7.4.2.  Projections..............................................  39
         7.5.  No Material Changes, etc............................................  39
                  7.5.1.  No Changes...............................................  39
                  7.5.2.  Solvency.................................................  40
         7.6.  Franchises, Patents, Copyrights, etc................................  40
         7.7.  Litigation..........................................................  40
         7.8.  No Materially Adverse Contracts, etc................................  40
         7.9.  Compliance with Other Instruments, Laws, etc........................  40
         7.10.  Tax Status.........................................................  41
         7.11.  No Event of Default................................................  41
         7.12.  Holding Company and Investment Company Acts........................  41
         7.13.  Absence of Financing Statements, etc...............................  41
         7.14.  Insurance..........................................................  41
         7.15.  Certain Transactions...............................................  41
         7.16.  Employee Benefit Plans.............................................  42
                  7.16.1.  In General..............................................  42
                  7.16.2.  Terminability of Welfare Plans..........................  42
                  7.16.3.  Guaranteed Pension Plans................................  42
                  7.16.4.  Multiemployer Plans.....................................  43
         7.17.  Regulations U and X................................................  43
         7.18.  Environmental Compliance...........................................  43
         7.19.  Subsidiaries.......................................................  44
         7.20.  Fiscal Year........................................................  45
         7.21.  Disclosure.........................................................  45

8.  AFFIRMATIVE COVENANTS OF THE BORROWERS.........................................  45
         8.1.  Punctual Payment....................................................  45
         8.2.  Maintenance of Office...............................................  45
         8.3.  Records and Accounts................................................  45
         8.4.  Financial Statements, Certificates and Information..................  45
         8.5.  Notices.............................................................  47
                  8.5.1.  Defaults.................................................  47
                  8.5.2.  Environmental Events.....................................  47
                  8.5.3.  Notice of Litigation and Judgments.......................  47
         8.6.  Corporate Existence; Maintenance of Properties......................  48
         8.7.  Insurance...........................................................  48
         8.8.  Taxes...............................................................  48
         8.9.  Inspection of Properties and Books, etc.............................  49
         8.10.  Compliance with Laws, Contracts, Licenses, and Permits.............  49
         8.11.  Employee Benefit Plans.............................................  49
         8.12.  Use of Proceeds....................................................  49
         8.13.  Further Assurances.................................................  49
         8.14.  Securitization Arrangements........................................  50

9.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS....................................  50
         9.1.  Restrictions on Indebtedness........................................  50
         9.2.  Restrictions on Liens...............................................  52
         9.3.  Restrictions on Investments.........................................  53
         9.4.  Distributions.......................................................  54
         9.5.  Merger, Consolidation and Disposition of Assets.....................  54
                  9.5.1.  Mergers and Acquisitions.................................  54
                  9.5.2.  Disposition of Assets....................................  54
         9.6.  Sale and Leaseback..................................................  54
         9.7.  Compliance with Environmental Laws..................................  55
         9.8.  Employee Benefit Plans..............................................  55
         9.9.  Fiscal Year.........................................................  55
         9.10.  Modification of Documents..........................................  55
         9.11.  Negative Pledges...................................................  56
         9.12.  Transactions with Affiliates.......................................  56
         9.13.  Upstream Limitations...............................................  56
         9.14.  Rental Obligations.................................................  56

10.  FINANCIAL COVENANTS OF THE BORROWERS..........................................  56
         10.1.  Fixed Charge Coverage Ratio........................................  57
         10.2.  Capital Expenditures...............................................  57
         10.3.  Total Funded Indebtedness to EBITDA................................  57
         10.4.  Minimum Net Worth..................................................  58
         10.5.  EBIT to Interest Ratio.............................................  58

11.  CLOSING CONDITIONS............................................................  58
         11.1.  Loan Documents.....................................................  58
         11.2.  Certified Copies of Charter Documents..............................  58
         11.3.  Corporate Action...................................................  58
         11.4.  Incumbency Certificate.............................................  59
         11.5.  UCC Search Results.................................................  59
         11.6.  Certificates of Insurance..........................................  59
         11.7.  Solvency Certificate...............................................  59

         11.8.  Opinion of Counsel.................................................  59
         11.9.  Payment of Fees....................................................  59
         11.10.  Disbursement Instructions.........................................  59
         11.11.  Completion of IPO.................................................  59
         11.12.  TJX Documents.....................................................  60
         11.13.  Capitalization; Repayment of Indebtedness.........................  60
         11.14.  Securitization Arrangements.......................................  60
         11.15.  Environmental Due Diligence.......................................  60
         11.16.  Consents and Approvals............................................  60

12.  CONDITIONS TO ALL BORROWINGS..................................................  60
         12.1.  Representations True; No Event of Default..........................  60
         12.2.  No Legal Impediment................................................  61
         12.3.  Governmental Regulation............................................  61
         12.4.  Proceedings and Documents..........................................  61

13.  EVENTS OF DEFAULT; ACCELERATION; ETC..........................................  61
         13.1.  Events of Default and Acceleration.................................  61
         13.2.  Termination of Commitments.........................................  65
         13.3.  Remedies...........................................................  65
         13.4.  Distribution of Proceeds...........................................  65

14.  SETOFF........................................................................  66

15.  THE AGENTS....................................................................  67
         15.1.  Authorization......................................................  67
         15.2.  Employees and Agents...............................................  67
         15.3.  No Liability.......................................................  68
         15.4.  No Representations.................................................  68
         15.5.  Payments...........................................................  68
                  15.5.1.  Payments to Administrative Agent........................  68
                  15.5.2.  Distribution by Administrative Agent....................  68
                  15.5.3.  Delinquent Banks........................................  69
         15.6.  Holders of Notes...................................................  69
         15.7.  Indemnity..........................................................  70
         15.8.  Agents as Bank.....................................................  70
         15.9.  Resignation........................................................  70
         15.10.  Notification of Defaults and Events of Default....................  70

16.  EXPENSES......................................................................  70
17.  INDEMNIFICATION...............................................................  71
18.  SURVIVAL OF COVENANTS, ETC....................................................  72
19.  ASSIGNMENT AND PARTICIPATION..................................................  72
         19.1.  Conditions to Assignment by Banks..................................  72
         19.2.  Certain Representations and Warranties; Limitations; Covenants.....  73
         19.3.  Register...........................................................  74
         19.4.  New Notes..........................................................  74
         19.5.  Participations.....................................................  75
         19.6.  Disclosure.........................................................  75
         19.7.  Assignee or Participant Affiliated with the Borrowers..............  76
         19.8.  Miscellaneous Assignment Provisions................................  77
         19.9.  Assignment by Borrowers............................................  77
20.  NOTICES, ETC..................................................................  77
21.  GOVERNING LAW.................................................................  78

22.  HEADINGS......................................................................  78
23.  COUNTERPARTS..................................................................  78
24.  ENTIRE AGREEMENT, ETC.........................................................  79
25.  WAIVER OF JURY TRIAL..........................................................  79
26.  CONSENTS, AMENDMENTS, WAIVERS, ETC............................................  79
27.  SEVERABILITY..................................................................  80

                             EXHIBITS AND SCHEDULES

                  Exhibit A             Form of Revolving Credit Note
                  Exhibit B             Form of Loan Request
                  Exhibit C             Form of Term Note
                  Exhibit D             Form of Compliance Certificate
                  Exhibit E             Form of Assignment and Acceptance
                  Exhibit F             Form of Guaranty

                  Schedule 1            Banks; Commitments
                  Schedule 7.3          Title to Properties
                  Schedule 7.7          Litigation
                  Schedule 7.14         Insurance
                  Schedule 9.1          Existing Indebtedness
                  Schedule 9.2          Existing Liens
                  Schedule 9.3          Existing Investments

                                REVOLVING CREDIT
                                       AND
                               TERM LOAN AGREEMENT

         This REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of July __, 1996, by and among (a) (i) CHADWICK'S OF BOSTON, LTD. ("Chadwick's of Boston"), a Delaware corporation having its principal place of business at 35 United Drive, West Bridgewater, Massachusetts 02379 and (ii) CHADWICK'S, INC., a Massachusetts corporation having a principal place of business at 35 United Drive, West Bridgewater, Massachusetts 02379 ("Chadwick's", and together with Chadwick's of Boston, the "Borrowers", each individually a "Borrower"), (b) THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), a national banking association, THE FIRST NATIONAL BANK OF CHICAGO ("FNBC"), a national banking association, and the other lending institutions listed on Schedule 1, (c) THE FIRST NATIONAL BANK OF BOSTON as administrative agent and co-syndication agent for itself and such other lending institutions, (d) THE FIRST NATIONAL BANK OF CHICAGO as documentation agent for itself and such other lending institutions, (e) THE FIRST NATIONAL BANK OF BOSTON and THE FIRST NATIONAL BANK OF CHICAGO as issuing banks with respect to letters of credit, and (f) FIRST CHICAGO CAPITAL MARKETS, INC., as co-syndication agent for the lending institutions.

              1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS.

         The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Adjustment Date. The fifth day following the date on which a Compliance Certificate is to be delivered by the Borrowers to the Administrative Agent pursuant to Section 8.4(c) hereof.

         Administrative Agent. FNBB in its capacity as administrative agent for the Banks or any successor thereto appointed pursuant to Section 15.9 hereof.

         Administrative Agent's Head Office. The Administrative Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate from time to time.

         Affected Bank. See Section 6.12.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person whether through ownership of stock, by contract or otherwise.

         Agents. The collective reference to the Administrative Agent, the Documentation Agent and the Co-Syndication Agents.

         Agents' Special Counsel. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Agents.

         Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Borrowers' EBIT to Interest Ratio as determined for the period (determined in the manner required by Section 10.5 for determining compliance with the EBIT to Interest Ratio) ending with the fiscal quarter ended immediately preceding the applicable Rate Adjustment Period.

                                                                    Stand-By
                                                                   Letter of
                                     Base Rate         LIBOR         Credit         Commit-
           EBIT to Interest            Loans            Rate          Fees           ment            Documentary
Level            Ratio                 -----           Loans          ----           Fee               L/C Fees
- -----            -----                                 -----                         ---               --------
 1      Less than or equal to          .25%            2.25%          2.25%          0.50%             1.50%
        3.00:1.00
- ----------------------------------------------------------------------------------------------------------------
        Less than or equal to
 2      4.00:1.00 but greater than       0%            1.75%          1.75%         0.375%             1.25%
        3.00:1.00
- ----------------------------------------------------------------------------------------------------------------
        Less than or equal to
 3      5.00:1.00 but greater than       0%            1.50%          1.50%         0.375%             1.00%
        4.00:1.00
- ----------------------------------------------------------------------------------------------------------------
        Less than or equal to
 4      6.00:1.00 but greater than       0             1.25%          1.25%          0.25%             .875%
        5.00:1.00
- ----------------------------------------------------------------------------------------------------------------
 5      Greater than 6.00 to 1.00        0%            1.00%          1.00%          0.25%             .750%
- ----------------------------------------------------------------------------------------------------------------

         Notwithstanding the foregoing, (a) for Loans outstanding, the Letter of Credit Fees and the Commitment Fees payable during the period commencing on the Closing Date through the first Adjustment Date to occur following the Closing Date, the Applicable Margin shall be the Applicable Margin set forth in Level 3 above, and thereafter, through the date immediately preceding the first Adjustment Date to occur after April 30, 1997, the Applicable Margin shall be at a minimum the Applicable Margin set forth in level 3 above, and thereafter the Applicable Margin shall adjust downward by no more than one level per Rate Adjustment Period, and (b) if the Borrowers fail to deliver any Compliance Certificate pursuant to Section 8.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

         Assignment and Acceptance. See Section 19.1.

         Balance Sheet Date. January 27, 1996.

         Banks. FNBB, FNBC and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 19.

         Base Rate. The higher of (a) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent.

         Base Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Base Rate.

         Borrowers. As defined in the preamble hereto.

         Business Day. Any day on which banking institutions in Boston, Massachusetts, and Chicago, Illinois, are generally open for the transaction of banking business, other than a Saturday or Sunday, and, in the case of LIBOR Rate Loans, also a day which is a LIBOR Business Day.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         Capital Expenditures. Amounts paid or indebtedness incurred by the Borrowers or any of their Subsidiaries in connection with the purchase or lease by the Borrowers or any of their Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

         Capitalized Leases. Leases under which the Borrowers or any of their Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CDM. CDM Corp., a Nevada corporation and subsidiary of Chadwick's.

         CERCLA. See Section 7.18.

         Chadwick's. See preamble.

         Chadwick's Receivable Funding Corporation. The special purpose wholly-owned subsidiary of Chadwick's which may be formed after the date hereof for the purpose of effecting the Securitization Arrangements.

         Chadwick's of Boston. See preamble.

         Closing Date. The first date on which the conditions set forth in
Section 11 have been satisfied and any Revolving Credit Loans and the Term Loan are to be made or any Letter of Credit is to be issued hereunder.

         Code. The Internal Revenue Code of 1986.

         Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Commitment Fee Rate. The rate per annum set forth in the chart contained in the definition of Applicable Margin under the heading "Commitment Fee."

         Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks, and with respect to the Term Loan, the percentage amount set forth on Schedule 1 of such Bank's commitment to make the Term Loan.

         Compliance Certificate. See Section 8.4(c).

         Confidential Information. See Section 19.6

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers and their Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated EBIT. For any period, an amount equal to the sum of (a) Consolidated Net Income for such period, plus (b) Consolidated Total Interest Expense deducted in arriving at Consolidated Net Income for such period, plus
(c) consolidated income tax expense for such period.

         Consolidated EBITDA. For any period, an amount equal to (a) the sum of Consolidated Net Income for such period, plus (b) Consolidated Total Interest Expense deducted in arriving at Consolidated Net Income for such period, plus
(c) consolidated income tax expense for such period, plus (d) depreciation and amortization for such period.

         Consolidated Net Income. The consolidated net income (or deficit) of the Borrowers and their Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles after eliminating therefrom all extraordinary nonrecurring items of income or expense.

         Consolidated Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, less, to the extent otherwise includable in the computation of Consolidated Net Worth, any subscriptions receivable.

         Consolidated Total Assets. All assets of the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Debt Service. For any period of four consecutive fiscal quarters (or such shorter period as has elapsed from the beginning of the Borrowers' 1997 fiscal year), an amount equal to the sum of (i) Consolidated Total Interest Expense for such period, plus (ii) mandatory scheduled repayments of principal on Total Funded Indebtedness due and payable in the four-fiscal-quarter period commencing at the end of such period.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrowers and their Subsidiaries during such period, all determined in accordance with generally accepted accounting principles.

         Consolidated Total Liabilities. All liabilities of the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Conversion Request. A notice given by the Borrowers to the Administrative Agent of the Borrowers' election to convert or continue a Loan in accordance with Section 2.7.

         Co-Syndication Agents. Collectively, FNBB and FCCM, in their capacity as Co-Syndication Agents, and individually, either of them.

         Credit Agreement. This Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

         CRFC. Chadwick's Receivable Funding Corporation.

         Default. See Section 13.1.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of a Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by a Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of a Person.

         Documentation Agent. FNBC, in its capacity as documentation agent for the Banks.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Drawdown Date. The date on which any Revolving Credit Loan or the Term Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7 or all or any portion of the Term Loan is converted or continued in accordance with Section 4.5.2.

         EBIT to Interest Ratio. The ratio of Consolidated EBIT to Consolidated Total Interest Expense.

         Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in or which is managed or controlled from the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; (e) any entity which at the relevant time of reference is already a Bank hereunder, and (f) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agents, such approval not to be unreasonably withheld.

         Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by either of the Borrowers or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Laws. See Section 7.18(a).

         ERISA. The Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. Any Person which is treated as a single employer with either of the Borrowers under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan or an Employee Benefit Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Eurocurrency Reserve Rate. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Event of Default. See Section 13.1.

         FCCM. First Chicago Capital Markets, Inc., a Delaware corporation.

         Fixed Charge Coverage Ratio. The ratio of Consolidated EBITDA to Consolidated Total Debt Service.

         FNBB. The First National Bank of Boston, a national banking association, in its individual capacity.

         FNBC. The First National Bank of Chicago, a national banking association, in its individual capacity.

         generally accepted accounting principles. (a) When used in Section 10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of the Borrowers reflected in their financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrowers adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guaranty. The guaranty pursuant to which CDM guarantees the Obligations, in substantially the form of Exhibit F hereto.

         Hazardous Substances. See Section 7.18(b).

         Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the Borrowers' consolidated balance sheets as liabilities, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all obligations of the Borrowers or their Subsidiaries in connection with the Securitization Arrangements whether or not the Securitization Arrangements would otherwise constitute Indebtedness under this definition; (d) the maximum fixed repurchase price of any Redeemable Stock (payable upon the occurrence of any contingency or otherwise); (e) Off Balance Sheet Liabilities; and (f) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

         Intercompany Indebtedness. All Indebtedness whether now existing or hereafter arising from: (i) a Subsidiary of the Borrowers to either Borrower;
(ii) a Borrower to a Subsidiary of the Borrowers or (iii) a Borrower to a Borrower.

         Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar month which includes the Drawdown Date thereof; and (b) as to any LIBOR Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three (3) months, the date that is three (3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         Interest Period. With respect to each Revolving Credit Loan or all or any relevant portion of the Term Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Loan Request (i) for any Base Rate Loan, the last day of the calendar month and (ii) for any LIBOR Rate Loan, 1, 2, 3, 4, 5, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan or all or such portion of the Term Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (a) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

               (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

               (c) if the Borrowers shall fail to give notice as provided in
         Section 2.7, the Borrowers shall be deemed to have requested a conversion of the affected or LIBOR Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

               (d) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

               (e) any Interest Period relating to any LIBOR Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit Loan) or the Term Loan Maturity Date (if comprising the Term Loan or a portion thereof) shall end on the Revolving Credit Loan Maturity Date or (as the case may be) the Term Loan Maturity Date.

         Inventory Purchase Agreement. The Inventory Purchase Agreement dated or to be dated on or prior to the Closing Date between Chadwick's and TJX, which agreement shall be in form and substance satisfactory to the Banks.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and
(e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Issuing Bank. Each of FNBB and FNBC, acting in its capacity as Letter of Credit issuer.

         Letter of Credit. See Section 5.1.1.

         Letter of Credit Fee. See Section 5.6.

         Letter of Credit Application. See Section 5.1.1.

         Letter of Credit Participation. See Section 5.1.4.

         LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

         LIBOR Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

         LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to (a) the rate determined by the Administrative Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         LIBOR Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the LIBOR Rate.

         Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Guaranty and any and all other documents, instruments or agreements executed and/or delivered in connection therewith.

         Loan Request. See Section 2.6.

         Loans. The Revolving Credit Loans and the Term Loan.

         Majority Banks. As of any date, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate.

         Notes. The Term Notes and the Revolving Credit Notes.

         Obligations. All indebtedness, obligations and liabilities of either of the Borrowers and any of their Subsidiaries to any of the Banks, the Issuing Banks and the Agents, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof.

         Off Balance Sheet Liabilities. All indebtedness, obligations and liabilities of either of the Borrowers and their Subsidiaries with respect to any of: (a) any repurchase obligation or liability with respect to accounts or notes receivable sold by either of the Borrowers and their Subsidiaries other than with respect to the Securitization Arrangements; (b) any repurchase obligation or liability of either of the Borrowers and their Subsidiaries with respect to leased property; (c) obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of the Borrowers excluding therefrom (i) operating leases which do not require payment by or due from the Borrowers or their Subsidiaries: (x) at the scheduled termination of such operating lease, (y) pursuant to a required purchase by the Borrowers or their Subsidiaries of the leased property, or (z) under any guaranty by the Borrowers or their Subsidiaries of the value of the leased property and (ii) bankers acceptances which, in accordance with generally accepted accounting principles, are classified as accounts payable; or (d) Rate Hedging Obligations.

         Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Distributions. See Section 4.3.2.

         Permitted Liens. Liens, security interests and other encumbrances permitted by Section 9.2.

         Permitted Sales. See Section 4.3.2.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Rate Hedging Obligations. Any and all net obligations of the Borrowers and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward rate currency or interest rate options, puts and warrants, or any similar derivative transactions and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by either of the Borrowers or any of their Subsidiaries.

         Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         Redeemable Stock. Any capital stock of the Borrowers or any of their Subsidiaries which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, prior to the maturity of the Obligations (including any extensions thereof contemplated by this Credit Agreement), or is, by its terms or upon the happening of any event, redeemable at the option of the holder thereof, in whole or in part, prior to the maturity of the Obligations (including any extensions thereof contemplated by this Credit Agreement).

         Registration Rights Agreement. The Registration Rights Agreement dated or to be dated on or prior to the Closing Date between Chadwick's of Boston and TJX, which agreement shall be in form and substance satisfactory to the Banks.

         Registration Statement. The registration statement on Form S-1 substantially in the form filed by Chadwick's of Boston with the Securities and Exchange Commission on May 24, 1996.

         Reimbursement Obligation. The Borrowers' obligation to reimburse the applicable Issuing Bank and the Banks on account of any drawing under any Letter of Credit as provided in Section 5.2.

         Rental Obligations. All present or future obligations of either of the Borrowers or any of their Subsidiaries under any rental agreements or leases of real property, other than (i) obligations that can be terminated by the giving of notice without liability to such Borrower or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, and
(ii) obligations in respect of Capitalized Leases.

         Revolving Credit Loan Maturity Date. July __, 1999.

         Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrowers pursuant to Section 2.

         Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

         Revolving Credit Notes. See Section 2.4.

         Securitization Arrangements. The deferred billing receivables securitization arrangement among Chadwick's, CRFC, Market Street Funding Corporation and PNC Bank, National Association providing up to $90,000,000 of financing related to such deferred billing receivables.

         Securitization Documents. The Receivables Purchase Agreement, the Purchase and Contribution Agreement and the Liquidity Asset Purchase Agreement, in each case in substantially the form approved by the Majority Banks prior to the effectiveness of the Securitization Arrangements.

         Services Agreement. The Services Agreement dated or to be dated on or prior to the Closing Date between Chadwick's of Boston and TJX, which agreement shall be in form and substance satisfactory to the Banks.

         Stock Option Plan. Any plan of Chadwick's of Boston or any of its Subsidiaries whether now or hereafter adopted providing for the issuance of shares of the capital stock of Chadwick's of Boston upon the exercise of options or any other right to purchase such capital stock.

         Stock Sales. See Section 4.3.2.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Tax Sharing Agreement. The Tax Sharing and Separation Agreement dated or to be dated on or prior to the Closing Date among the Borrowers and TJX, which agreement shall be in form and substance satisfactory to the Banks.

         Term Loan. The term loan made or to be made by the Banks to the Borrowers on the Closing Date in the aggregate principal amount of $30,000,000.00 pursuant to Section 4.1.

         Term Loan Maturity Date. July __, 1999.

         Term Notes. See Section 4.2.

         Term Note Record. A Record with respect to a Term Note.

         TJX. The TJX Companies, Inc., a Delaware corporation.

         TJX Documents. Collectively, the Registration Rights Agreement, the Services Agreement, the Inventory Purchase Agreement, the Tax Sharing Agreement, the Trademark Licenses Agreement and the

         Transfer Agreement.

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

         Total Funded Indebtedness. As at any date of determination, without duplication, the sum of all outstanding Indebtedness in respect of borrowed money, the deferred purchase price of assets, Capitalized Leases, contingent liabilities in respect of Letters of Credit and guaranties, but excluding nonrecourse Indebtedness in respect of the Securitization Arrangements.

         Trademark Licenses Agreement. The Trademark License Agreements and Trademark License and Assignment Agreement dated or to be dated on or prior to the Closing Date each between Chadwick's of Boston and TJX, which agreements shall be in form and substance satisfactory to the Banks.

         Transfer Agreement. The Transfer Agreement dated or to be dated on or prior to the Closing Date among the Borrowers and TJX, which agreement shall be in form and substance satisfactory to the Banks.

         Type. As to any Revolving Credit Loan or all or any portion of the Term Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Administrative Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrowers do not reimburse the applicable Issuing Bank and the Banks on the date specified in, and in accordance with, Section 5.2(a)(i), Section 5.2(b) or, as the case may be, Section 5.2(c).

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         1.2 RULES OF INTERPRETATION.

               (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

               (b) The singular includes the plural and the plural includes the singular.

               (c) A reference to any law includes any rules and regulations issued or promulgated in connection therewith and any amendment or modification to such law.

               (d) A reference to any Person includes its permitted successors and permitted assigns.

               (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

               (f) The words "include", "includes" and "including" are not limiting.

               (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

               (h) Reference to a particular "Section " refers to that Section of this Credit Agreement unless otherwise indicated.

               (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular Section or subdivision of this Credit Agreement.

               2. THE REVOLVING CREDIT FACILITY.

         2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by the Borrowers to the Administrative Agent given in accordance with
Section 2.6, such sums as are requested by the Borrowers up to a maximum aggregate amount Outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the Outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in Section 11 and Section 12, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 12, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

         2.2. COMMITMENT FEE. The Borrowers jointly and severally agree to pay to the Administrative Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of the Commitment Fee Rate per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Outstanding amount of Revolving Credit Loans during such calendar quarter and minus any portion of such fee paid during such quarter in connection with a commitment reduction pursuant to Section 2.3 hereof. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

         2.3. REDUCTION OF TOTAL COMMITMENT. The Borrowers shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by integral multiples of $5,000,000 or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this Section 2.3, the Administrative Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Administrative Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

         2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the Outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The Outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the joint and several obligations of the Borrowers hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in Section 6.11,

               (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin.

               (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin.

               (c) The Borrowers jointly and severally promise to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

         2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrowers shall give to the Administrative Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no less than
(a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (a) the principal amount of the Revolving Credit Loan requested, (b) the proposed Drawdown Date of such Revolving Credit Loan, (c) the Interest Period for such Revolving Credit Loan and (d) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $1,000,000 or an integral multiple thereof.

         2.7. CONVERSION OPTIONS.

               2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrowers may elect from time to time to convert any Outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrowers shall give the Administrative Agent at least one (1) Business Day's prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrowers shall give the Administrative Agent at least three (3) LIBOR Business Days prior written notice of such election; (c) with respect to any such conversion of a LIBOR Rate Loan into a Revolving Credit Loan of another Type, such conversion shall be made only on the last day of the Interest Period with respect thereto and (d) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Banks thereof. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of Outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a LIBOR Rate Loan shall be irrevocable by the Borrowers.

               2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions contained in Section 2.7.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be converted automatically to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrowers' account have actual knowledge. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any LIBOR Rate Loan as such, then such LIBOR Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

               2.7.3. LIBOR RATE LOANS. Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple thereof.

         2.8. FUNDS FOR REVOLVING CREDIT LOAN.

               2.8.1. FUNDING PROCEDURES. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Administrative Agent, at the Administrative Agent's Head

         Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section Section 11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrowers the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Banks. The failure or refusal of any Bank to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Administrative Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

               2.8.2. ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Administrative Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Bank within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

               3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

         3.1. MATURITY. The Borrowers jointly and severally promise to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans Outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS.

               3.2.1. OUTSTANDINGS EXCEEDING COMMITMENTS. If at any time the sum of the Outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment, then the Borrowers shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations payable under Section 5.2(a)(i) or other amounts payable under Section 5.2(a); second, to the Revolving Credit Loans; and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by Section 5.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations payable under
         Section 5.2(a)(i) or other amounts payable under Section 5.2(a) or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. In the event the Borrowers receive any cash proceeds from Permitted Sales which would be required to be applied against the Outstanding Term Loans pursuant to Section 4.3.2 and, at the time of such Permitted Sales the Term Loan is no longer Outstanding, the amount which would otherwise be required to be paid pursuant to Section 4.3.2 shall be paid to the Administrative Agent for the pro rata accounts of the Banks to be applied against the Outstanding amount of the Revolving Credit Loans and the Total Commitment shall be permanently reduced by such amount.

               3.2.2. CLEAN-DOWN PROVISIONS. The Borrowers shall maintain, during a period of thirty (30) consecutive days in each period of twelve (12) consecutive months, the sum of the Outstanding amount of Revolving Credit Loans at an amount not in excess of $20,000,000.

         3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrowers shall have the right, at their election, to repay the Outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the Outstanding amount of any LIBOR Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto. The Borrowers shall give the Administrative Agent, no later than 10:00 a.m. (Boston time), at least one (1) Business Day's prior written notice of any proposed prepayment pursuant to this
Section 3.3 of Base Rate Loans, and three (3) LIBOR Business Days' notice of any proposed prepayment pursuant to this Section 3.3 of LIBOR Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $1,000,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                              4. THE TERM LOAN.

         4.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each Bank severally agrees to lend to the Borrowers on the Closing Date the amount of its Commitment Percentage of the principal amount of $30,000,000.00.

         4.2. THE TERM NOTES. The Term Loan shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit C hereto (each a "Term Note"), dated the Closing Date and completed with appropriate insertions. One Term Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment Percentage of the Term Loan and representing the joint and several obligation of the Borrowers to pay to such Bank such principal amount or, if less, the Outstanding amount of such Bank's Commitment Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Commitment Percentage of the Term Loan and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Note, an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the joint and several obligations of the Borrowers hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

         4.3. MANDATORY PAYMENT OF PRINCIPAL.

               4.3.1. AMORTIZATION OF TERM LOAN. The Borrowers jointly and severally promise to pay to the Administrative Agent for the account of the Banks the principal amount of the Term Loan in quarterly installments as set forth in the table below, such installments to be due and payable on the last day of each quarter of each year set forth in such table below, commencing on April 30, 1997, with a final payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of the Term Loan.

                          Date                         Amount
                          ----                         ------
                          April 30, 1997               $2,500,000
                          July 31, 1997                $2,500,000
                          October 31, 1997             $3,500,000
                          January 31, 1998             $2,500,000
                          April 30, 1998               $2,500,000
                          July 31, 1998                $2,500,000
                          October 31, 1998             $3,500,000
                          January 31, 1999             $2,500,000
                          April 30, 1999               $2,500,000
                          July __, 1999                $5,500,000

               4.3.2. PROCEEDS. Concurrently with the receipt by the Borrowers of cash proceeds from sales or other disposition of assets permitted pursuant to Section 9.5.2 (ii) hereof or such other sales or dispositions of assets not permitted under Section 9.5.2 to which the Banks may from time to time in their discretion agree (the "Permitted Dispositions"), and sales of stock of the Borrowers or any of their Subsidiaries, pursuant to any public offering of the capital stock of such Persons or any equity issuance by the Borrowers or any of their Subsidiaries (the "Stock Sales") or any issuance or incurrence of Indebtedness by the Borrowers or any of their Subsidiaries other than expressly permitted under the provisions of
         Section 9.1 hereof (the "Additional Indebtedness"), other than cash proceeds from the sales or issuances of capital stock or equity pursuant to Stock Option Plans covering in the aggregate less than 5% of the total outstanding capital stock of Chadwick's of Boston, the Borrowers shall pay to the Administrative Agent for the respective accounts of the Banks, an amount equal to 100% of the net proceeds of all Permitted Dispositions, Stock Sales and Additional Indebtedness, to be applied against the remaining scheduled installments of principal due on the Term Loan on a pro-rata basis.

         4.4. OPTIONAL PREPAYMENT OF TERM LOAN. The Borrowers shall have the right at any time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than five (5) Business Days prior written notice to the Administrative Agent, without premium or penalty, provided that (a) each partial prepayment shall be in the principal amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof, (b) no portion of the Term Loan bearing interest at the LIBOR Rate may be prepaid pursuant to this
Section 4.4 except on the last day of the Interest Period relating thereto, and
(c) each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective Outstanding amount of each Bank's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied pro rata against the remaining scheduled installments of principal due on the Term Loan. No amount repaid with respect to the Term Loan may be reborrowed.

         4.5. INTEREST ON TERM LOANS.

               4.5.1. INTEREST RATES. Except as otherwise provided inSection 6.11, the Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

                    (a) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Base Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate plus the Applicable Margin.

                    (b) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the LIBOR Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the LIBOR Rate plus the Applicable Margin.

               The Borrowers jointly and severally promise to pay interest on the Term Loan or any portion thereof Outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

               4.5.2. NOTIFICATION BY BORROWERS. The Borrowers shall notify the Administrative Agent, such notice to be irrevocable, at least three (3) LIBOR Business Days prior to the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest at the LIBOR Rate. After the Term Loan has been made, the provisions of Section 2.7 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrowers may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans.

               4.5.3. AMOUNTS, ETC.. Any portion of the Term Loan bearing interest at the LIBOR Rate relating to any Interest Period shall be in the amount of $1,000,000 or an integral multiple thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the LIBOR Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

                              5. LETTERS OF CREDIT.

         5.1. LETTER OF CREDIT COMMITMENTS.

               5.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrowers to the applicable Issuing Bank of a letter of credit application on such applicable Issuing Bank's customary form (a "Letter of Credit Application"), each of the Issuing Banks on behalf of the Banks and in reliance upon the agreement of the Banks set forth in
         Section 5.1.4 and upon the representations and warranties of each of the Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrowers one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers and agreed to by the applicable Issuing Bank; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $50,000,000.00 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans Outstanding shall not exceed the Total Commitment.

               5.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the applicable Issuing Bank. Each Letter of Credit Application shall constitute a representation and warranty by the Borrowers that the conditions set forth in Section 11 and Section 12, in the case of the initial Letters of Credit, if any, to be made on the Closing Date, and Section 12, in the case of all other Letters of Credit, have been satisfied on the date of such request. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

               5.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date (i) no later than one year after the date of issuance thereof, and (ii) no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

               5.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the applicable Issuing Bank on demand for the amount of each draft paid by such Issuing Bank in accordance with the terms of each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to Section 5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such
         Bank).

               5.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under Section 5.2(a) in an amount equal to such payment. Each Bank shall share in accordance with their participating interest in any interest which accrues pursuant to Section 5.2.

         5.2. REIMBURSEMENT OBLIGATION OF THE BORROWERS. In order to induce the Issuing Banks to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby jointly and severally agree to reimburse or pay to the Administrative Agent, for the account of the applicable Issuing Bank or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Issuing Banks hereunder,

               (a) except as otherwise expressly provided in Section 5.2(b) and
         (c), on each date that any draft presented under such Letter of Credit is honored by either of the Issuing Banks, or either of the Issuing Banks otherwise makes a payment with respect thereto, (i) the amount paid by such Issuing Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by such Issuing Bank or any Bank in connection with any payment made by such Issuing Bank or any Bank under, or with respect to, such Letter of Credit,

               (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Banks, the Issuing Banks and the Agents as cash collateral for all Reimbursement Obligations, unless the Borrowers shall have delivered to the Administrative Agent for the benefit of the Agents, the Issuing Banks and the Banks, a letter of credit in amount, form and substance satisfactory to the Banks and issued by a bank satisfactory to the Banks covering such difference, and

               (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Banks, the Issuing Banks and the Agents as cash collateral for all Reimbursement Obligations, unless the Borrowers shall have delivered to the Administrative Agent for the benefit of the Agents, the Issuing Banks and the Banks a letter of credit in amount, form and substance satisfactory to the Banks and issued by a bank satisfactory to the Banks covering such Maximum Drawing Amount.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Head Office, for the account of the applicable Issuing Bank or (as the case may be) the Banks, in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this Section 5.2 at any time from the date such amounts become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in Section 6.11 for overdue principal on the Revolving Credit Loans.

         5.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the applicable Issuing Bank shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the applicable Issuing Bank as provided in Section 5.2(a) on or before the date that such draft is paid or other payment is made by such Issuing Bank, such Issuing Bank may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation payable under Section 5.2(a)(i) or other amounts payable under Section 5.2(a). No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the applicable Issuing Bank, at the Administrative Agent's Head Office, for the account of the applicable Issuing Bank, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation payable under Section 5.2(a)(i) or other amounts payable under Section 5.2(a), together with an amount equal to the product of
(a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the applicable Issuing Bank for federal funds acquired by such Issuing Bank during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation payable under Section 5.2(a)(i) or other amounts payable under Section 5.2(a), times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the applicable Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation payable under Section 5.2(a)(i) or other amounts payable under
Section 5.2(a) shall become immediately available to the applicable Issuing Bank, and the denominator of which is 360. The responsibility of the Issuing Banks to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         5.4. OBLIGATIONS ABSOLUTE. The Borrowers' obligations under this
Section 5 shall be joint and several and absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against any Agent, either of the Issuing Banks, any Bank or any beneficiary of a Letter of Credit. The Borrowers further agree with the Agents, the Issuing Banks and the Banks that the Agents, the Issuing Banks and the Banks shall not be responsible for, and the Borrowers' Reimbursement Obligations under
Section 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers or either of them against the beneficiary of any Letter of Credit or any such transferee. The Agents, the Issuing Banks and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Agents, either of the Issuing Banks or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Agents, either of the Issuing Banks or any Bank to the Borrowers.

         5.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 5.4, each of the Issuing Banks shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by such Issuing Bank. Each of the Issuing Banks shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Issuing Banks shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

         5.6. LETTER OF CREDIT FEE. The Borrowers shall, quarterly in arrears, and at such other time or times as such charges are customarily made by the Issuing Banks, pay a fee (in each case, a "Letter of Credit Fee") (a) in respect of each standby Letter of Credit equal to (i) the Applicable Margin per annum of the face amount of such standby Letter of Credit, such fee to be payable to the Administrative Agent for the accounts of the Banks in accordance with their respective Commitment Percentages, plus (ii) the applicable Issuing Bank's customary issuance fee, such issuance fee to be payable to, and for the account of, the applicable Issuing Bank, and (b) in respect of each documentary Letter of Credit equal to (i) the applicable Issuing Bank's customary issuance fee or amendment fee, as the case may be, such issuance fee or amendment fee to be payable to, and for the account of, the applicable Issuing Bank, plus (ii) the applicable Issuing Bank's customary time negotiation fee per document examination, such negotiation fee to be payable to, and for the account of, the applicable Issuing Bank, plus (iii) an amount which is equal to the Applicable Margin per annum on the face amount of such documentary Letter of Credit, such fee to be payable to the Administrative Agent for the accounts of the Banks in accordance with their respective Commitment Percentages.

                         6. CERTAIN GENERAL PROVISIONS.

         6.1. CLOSING FEE. The Borrowers jointly and severally agree to pay to the Administrative Agent on the Closing Date a closing fee as set forth in the fee letter agreement among the Borrowers and the Agents.

         6.2. AGENT'S FEE. The Borrowers shall pay to the Administrative Agent annually in advance, for the Administrative Agent's own account, on the Closing Date and on each anniversary of the Closing Date, an Administrative Agent's fee in the amount set forth in the fee letter agreement among the Borrowers and the Agents.

         6.3. FUNDS FOR PAYMENTS.

               6.3.1. PAYMENTS TO ADMINISTRATIVE AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent (except with respect to those Letter of Credit Fees which are payable directly to the applicable Issuing Bank as specifically provided for in Section 5.6), for the respective accounts of the Banks, the Issuing Banks and the Agents, at the Administrative Agent's Head Office or at such other location in the Boston, Massachusetts area that the Administrative Agent may from time to time designate, in each case in immediately available funds.

               6.3.2. NO OFFSET, ETC. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers or either of them are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers or either of them with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Administrative Agent, for the account of the Banks, the Issuing Banks or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks, the Issuing Banks or the Administrative Agent to receive the same net amount which the Banks, the Issuing Banks or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrowers or either of them. The Borrowers will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

         6.4. COMPUTATIONS. All computations of interest on the Base Rate Loans and of commitment fees and Letter of Credit Fees shall be based on a 365-day year and paid for the actual number of days elapsed. All computations of interest on LIBOR Rate Loans shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding amount of the Loans as reflected on the Revolving Credit Note Records and the Term Note Records from time to time shall be considered correct and binding on the Borrowers unless within five (5) Business Days after receipt of any notice by the Borrowers of such Outstanding amount, the Borrowers shall notify the Administrative Agent to the contrary.

         6.5. INABILITY TO DETERMINE LIBOR RATE. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Administrative Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Banks) to the Borrowers and the Banks. In such event (a) any Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Administrative Agent or the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent or, as the case may be, the Administrative Agent upon the instruction of the Majority Banks, shall so notify the Borrowers and the Banks.

         6.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrowers and the other Banks and thereupon (a) the commitment of such Bank to make LIBOR Rate Loans or convert Loans of another Type to LIBOR Rate Loans shall forthwith be suspended and (b) such Bank's Revolving Credit Loans then Outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrowers hereby jointly and severally agree promptly to pay the Administrative Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 6.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

         6.7. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or any Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

               (a) subject any Bank, Issuing Bank or any Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, Letter of Credit Participations, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank, Issuing Bank or such Agent), or

               (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank, either Issuing Bank or any Agent under this Credit Agreement or any of the other Loan Documents, or

               (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by or participated in, or commitments of an office of any Bank, or

               (d) impose on any Bank, either Issuing Bank or any Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, Letter of Credit Participations, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                    (i) to increase the cost to any Bank or Issuing Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit or Letter of Credit Participation, or

                    (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Bank, Issuing Bank or Agent hereunder on account of such Bank's or Issuing Bank's Commitment, any Letter of Credit or Letter of Credit Participation or any of the Loans, or

                    (iii) to require such Bank, Issuing Bank or Agent to make
               any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank, Issuing Bank or Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Bank, Issuing Bank or (as the case may be) Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank, Issuing Bank or Agent such additional amounts as will be sufficient to compensate such Bank, Issuing Bank or Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

         6.8. CAPITAL ADEQUACY. If after the date hereof any Bank, Issuing Bank or Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank, Issuing Bank or Agent or any corporation controlling such Bank, Issuing Bank or Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's, Issuing Bank's or Agent's commitment with respect to any Loans to a level below that which such Bank, Issuing Bank or Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's, Issuing Bank's or Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank, Issuing Bank or (as the case may be) Agent to be material, then such Bank, Issuing Bank or Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers and such Bank, Issuing Bank or Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate such Bank, Issuing Bank or Agent in light of these circumstances. If the Borrowers and such Bank, Issuing Bank or Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's, Issuing Bank's or Agent's reasonable determination, provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         6.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 6.7 or 6.8 and a brief explanation of such amounts which are due, submitted by any Bank, Issuing Bank or Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

         6.10. INDEMNITY. The Borrowers jointly and severally agree to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) a Loan Request, notice (in the case of all or any portion of the Term Loans pursuant to Section 4.5.2) or a Conversion Request relating thereto in accordance with
Section 2.6 or Section 2.7 or Section 4.5 or (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

         6.11. INTEREST AFTER DEFAULT. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the otherwise applicable to Base Rate Loans until such amount shall be paid in full (after as well as before judgment).

         6.12. REPLACEMENT BANKS Within thirty (30) days after (a) any Bank has demanded compensation from the Borrowers pursuant to Section Section 6.7 or 6.8 hereof, or (b) any Bank shall have become a Delinquent Bank, as described in
Section 15.5.3 (any such Bank described in the foregoing clauses (a) or (b) is hereinafter referred to as an "Affected Bank"), the Borrowers may request that the Non-Affected Banks acquire all, but not less than all, of the Affected Bank's Outstanding Loans and assume all, but not less than all, of the Affected Bank's Commitment. If the Borrowers so request, any of the Non-Affected Banks in its sole discretion may elect to acquire all or any portion of the Affected Bank's Outstanding Loans and to assume all or any portion of the Affected Bank's Commitment. If the Non-Affected Banks do not elect to acquire and assume all of the Affected Bank's Outstanding Loans and Commitment, the Borrower may designate a replacement bank or banks fulfilling the requirements of an Eligible Assignee, which must be satisfactory to the Administrative Agent, to acquire and assume that portion of the Outstanding Loans and Commitment of the Affected Bank not being acquired and assumed by the Non-Affected Banks. The provisions of Section 19 hereof (including, without limitation, the requirements of Section 19.1(c)) shall apply to all reallocations pursuant to this Section 6.12, and the Borrowers, the Affected Bank and any Non-Affected Banks and/or replacement banks which are to acquire the Loans and Commitment of the Affected Bank shall execute and deliver to the Administrative Agent, in accordance with the provisions of
Section 19 hereof, such Assignments and Acceptances and other instruments, including, without limitation, Notes, as are required pursuant to Section 19 hereof to give effect to such reallocations. Any Non-Affected Banks which are to acquire the Loans and Commitment of the Affected Bank shall be deemed to be Eligible Assignees for all purposes of Section 19 hereof. On the effective date of the applicable Assignments and Acceptances, the Borrower shall pay to the Affected Bank all interest accrued on its Loans up to but excluding such date, along with any fees payable to such Affected Bank hereunder up to but excluding such date.

         6.13. CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS. (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Banks, the Issuing Banks and the Agents under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrower to accept joint and several liability for the Obligations.

         (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 6.13), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

         (c) If and to the extent that either of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrower will make such payment with respect to, or perform, such Obligation.

         (d) The Obligations of each of the Borrowers under the provisions of this Section 6.12 constitute the full recourse Obligations of each of the Borrowers enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or the other Loan Documents or any other circumstance whatsoever as to the other Borrower.

         (e) Except as otherwise expressly provided herein, each Borrower hereby waives promptness, diligence, presentment, demand, protest, notice of acceptance of its joint and several liability, notice of any and all issuances of Letters of Credit and any and all advances of the Loans made under this Credit Agreement and the Notes, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Credit Agreement or any of the other Loan Documents), or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by any Agent, either of the Issuing Banks or any of the Banks under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement and the other Loan Documents. Each Borrower hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment, or place or manner for payment, compromise, refinancing, consolidation or renewals of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agents, the Issuing Banks and the Banks at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement and the other Loan Documents, any and all other indulgences whatsoever by the Agents, the Issuing Banks and the Banks in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower or any other entity or Person primarily or secondarily liable for any Obligation. Such Borrower further agrees that its Obligations shall not be released or discharged, in whole or in part, or otherwise affected by the adequacy of any rights which any Agent, any Issuing Bank or any Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations, the impairment of any collateral security securing the Obligations, including, without limitation, the failure to protect or preserve any rights which any Agent, any Issuing Bank or any Bank may have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security, any other act or omission which might in any manner or to any extent vary the risk of such Borrower, or otherwise operate as a release or discharge of such Borrower, all of which may be done without notice to such Borrower; provided, however, that the foregoing shall in no way be deemed to create commercially unreasonable standards as to the Agents' duties under the Loan Documents (as such rights and duties are set forth therein). If for any reason the other Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the other Borrower by reason of such other Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any reason, this Credit Agreement and the other Loan Documents to which it is a party shall nevertheless be binding on such Borrower to the same extent as if such Borrower at all times had been the sole obligor on such Obligations. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Agents, the Issuing Banks and the Banks, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 6.13, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 6.13, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 6.13 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 6.13 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower, or any of the Banks. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, ownership, membership, constitution or place of formation of either Borrower or the Banks. Each of the Borrowers acknowledges and confirms that it has itself established its own adequate means of obtaining from the other Borrower on a continuing basis all information desired by such Borrower concerning the financial condition of the other Borrower and that each Borrower will look to the other Borrower and not to any Agent or any Bank in order for such Borrower to keep adequately informed of changes in the other Borrower's financial condition.

         (f) The provisions of this Section 6.13 are made for the benefit of the Banks, the Issuing Banks and the Agents and their respective successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of any of the Banks, the Issuing Banks or the Agents or such successor or assign first to marshall any of its or their claims or to exercise any of its or their rights against the other Borrower or to exhaust any remedies available to it or them against the other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 6.13 shall remain in effect until all of the Obligations shall have been paid in full in cash or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Bank, any Issuing Bank or any Agent upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this
Section 6.13 will forthwith be reinstated in effect, as though such payment had not been made.

         (g) Each of the Borrowers hereby agrees that it will not enforce any of its rights of reimbursement, contribution, subrogation or the like against the other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Banks, the Issuing Banks or the Agents with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash. Any claim which any Borrower may have against the other Borrower with respect to any payments to the Banks, the Issuing Banks or the Agents hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to the other Borrower therefor.

         (h) Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Administrative Agent and be paid over to the Administrative Agent for the pro rata accounts of the Banks and the Issuing Banks to be applied to repay the Obligations.

                       7. REPRESENTATIONS AND WARRANTIES.

         Each of the Borrowers represents and warrants as to itself to the Banks, the Issuing Banks and the Agents as follows:

         7.1. CORPORATE AUTHORITY.

               7.1.1. INCORPORATION; GOOD STANDING. Each of the Borrowers and their Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of their state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrowers and their Subsidiaries, on a consolidated basis.

               7.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which either of the Borrowers or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such

         Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which either of the Borrowers or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to either of the Borrowers or any of their Subsidiaries and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, either of the Borrowers or any of their Subsidiaries.

               7.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrowers or any of their Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         7.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrowers and their Subsidiaries of this Credit Agreement and the other Loan Documents to which either of the Borrowers or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         7.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 7.3 hereto, the Borrowers and their Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrowers as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         7.4. FINANCIAL STATEMENTS AND PROJECTIONS.

               7.4.1. FINANCIAL STATEMENTS. There has been furnished to the Agents a consolidated balance sheet of Chadwick's of Boston and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of Chadwick's and its Subsidiaries for the fiscal year then ended, certified by Coopers & Lybrand L.L.P. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrowers or any of their Subsidiaries as of such date involving material amounts, known to the officers of the Borrowers, which were not disclosed in such balance sheet and the notes related thereto.

               7.4.2. PROJECTIONS. The projections of the annual operating budgets of the Borrowers and their Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1997 to 2001 fiscal years, copies of which have been delivered to the Agents, disclose the assumptions made in formulating such projections. To the knowledge of the Borrowers or any of their Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrowers and their Subsidiaries of the results of operations and other information projected therein.

         7.5. NO MATERIAL CHANGES, ETC.

               7.5.1. NO CHANGES. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrowers and their Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrowers or any of their Subsidiaries. Since the Balance Sheet Date, neither of the Borrowers has made any Distribution except to the extent permitted by Section 9.4.

               7.5.2. SOLVENCY. Each of the Borrowers and each of their Subsidiaries (both before and after giving effect to the transactions contemplated by this Credit Agreement) (a) is solvent, (b) has assets having a fair value in excess of its liabilities, (c) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and (d) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature.

         7.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrowers and their Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others, with only such exceptions as would not have any material adverse effect on the properties, business, assets or financial condition of the Borrowers and their subsidiaries taken as a whole.

         7.7. LITIGATION. Except as set forth in Schedule 7.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against either of the Borrowers or any of their Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers and their Subsidiaries or materially impair the right of the Borrowers and their Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of Chadwick's of Boston and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         7.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither of the Borrowers nor any of their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers and their Subsidiaries, taken as a whole. Neither of the Borrowers nor any of their Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrowers' officers, to have any materially adverse effect on the business of the Borrowers and their Subsidiaries, taken as a whole.

         7.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither of the Borrowers nor any of their Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrowers and their Subsidiaries, taken as a whole.

         7.10. TAX STATUS. The Borrowers and their Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

         7.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         7.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither of the Borrowers nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         7.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of either of the Borrowers or any of their Subsidiaries or any rights relating thereto.

         7.14. INSURANCE. Each of the Borrowers and each of their Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with sound business practices with the details of such coverage being more fully described on Schedule 7.14 hereto.

         7.15. CERTAIN TRANSACTIONS. Except for the TJX Documents as in effect on the Closing Date and except for arm's-length transactions pursuant to which the Borrowers or any of their Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrowers or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of either of the Borrowers or any of their Subsidiaries is presently a party to any transaction with either of the Borrowers or any of their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         7.16. EMPLOYEE BENEFIT PLANS

               7.16.1. IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrowers have heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

               7.16.2. TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA) . The Borrowers or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrowers or such ERISA Affiliate without liability to any Person.

               7.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

               7.16.4. MULTIEMPLOYER PLANS. Neither of the Borrowers nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under
         Section 4201 of ERISA or as a result of a sale of assets described in
         Section 4204 of ERISA. Neither of the Borrowers nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         7.17. REGULATIONS U AND X. The proceeds of the Loans shall be used for working capital and general corporate purposes. The Borrowers will obtain Letters of Credit solely for general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         7.18. ENVIRONMENTAL COMPLIANCE. The Borrowers have taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

               (a) none of the Borrowers, their Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrowers and their Subsidiaries, taken as a whole;

               (b) neither of the Borrowers nor any of their Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
         Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that either Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

               (c) except as set forth on Schedule 7.18 attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrowers, their Subsidiaries or operators of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrowers or their Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrowers' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws.

         7.19. SUBSIDIARIES. Except as set forth on Schedule 7.19(a), the Borrowers have no Subsidiaries. Except as set forth on Schedule 7.19(b) hereto, neither of the Borrowers nor any Subsidiary of the Borrowers is engaged in any joint venture or partnership with any other person.

         7.20. FISCAL YEAR. Each of the Borrowers and each of their Subsidiaries has a fiscal year which is the twelve (12) months ending on the last Saturday of January of each year.

         7.21. DISCLOSURE. No representation or warranty made by the Borrowers or any of their Subsidiaries in this Credit Agreement, or any agreement, instrument, document, certificate, statement or letter furnished to any Agent, any Issuing Bank or any Bank by or on behalf of the Borrowers or any of such Subsidiaries in connection with any of the transactions contemplated by any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

                   8. AFFIRMATIVE COVENANTS OF THE BORROWERS.

         Each of the Borrowers covenants and agrees as to itself that, so long as any Loan, Unpaid Reimbursement Obligation (or other amounts payable under Section 5.2), Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or either of the Issuing Banks has any obligation to issue, extend or renew any Letters of Credit:

         8.1. PUNCTUAL PAYMENT. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Administrative Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which either of the Borrowers or any of their Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         8.2. MAINTENANCE OF OFFICE. The Borrowers will maintain their chief executives office in West Bridgewater, Massachusetts, or at such other place in the United States of America as the Borrowers shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrowers in respect of the Loan Documents to which the Borrowers are a party may be given or made.

         8.3. RECORDS AND ACCOUNTS. Each of the Borrowers will (a) keep, and cause each of their Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

         8.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to the Administrative Agent copies for each of the Banks (and the Administrative Agent shall thereafter deliver to each of the Banks):

               (a) as soon as practicable, but in any event not later than one hundred and five (105) days after the end of each fiscal year of the Borrowers, the consolidated balance sheet of Chadwick's of Boston and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified (without qualification or otherwise reasonably acceptable to the Agents; provided that such certification may set forth qualifications to the extent such qualifications pertain solely to changes in generally accepted accounting principles from those applied during earlier accounting periods, the implementation of which changes is reflected in the financial statements accompanying such certification) by Coopers & Lybrand L.L.P. or by other independent certified public accountants satisfactory to the Agents, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

               (b) as soon as practicable, but in any event not later than sixty
         (60) days after the end of each of the first three (3) fiscal quarters of the Borrowers, copies of the unaudited consolidated balance sheet of Chadwick's of Boston and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrowers' fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrowers that the information contained in such financial statements fairly presents the financial position of the Borrowers and their Subsidiaries on the date thereof (subject to year-end adjustments);

               (c) simultaneously with the delivery of the financial statements referred to in subSection s (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrowers in substantially the form of Exhibit D hereto (the "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

               (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of Chadwick's of Boston;

               (e) from time to time upon request of any Agent, projections of the Borrowers and their Subsidiaries updating those projections delivered to the Banks and referred to in Section 7.4.2 or, if applicable, updating any later such projections delivered in response to a request pursuant to this Section 8.4(f);

               (f) as soon as practicable, but in any event no later than the ___ day of each month from and after the closing of the Securitization Arrangements, the monthly settlement statement prepared in connection with the Securitization Arrangements, together with such other information with respect to the Securitization Arrangements as the Agent may reasonably request; and

               (g) from time to time such other financial data and information as any Agent or any Bank may reasonably request.

         8.5. NOTICES.

               8.5.1. DEFAULTS. The Borrowers will promptly notify the Agents and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which either of the Borrowers or any of their Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrowers shall forthwith give written notice thereof to the Agents and each of the Banks, describing the notice or action and the nature of the claimed default.

               8.5.2. ENVIRONMENTAL EVENTS. The Borrowers will promptly give notice to the Agents and each of the Banks (a) of any violation of any Environmental Law that either of the Borrowers or any of their Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and
         (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially adversely affect the assets, liabilities, financial conditions or operations of the Borrowers and their Subsidiaries, taken as a whole.

               8.53. NOTICE OF LITIGATION AND JUDGMENTS. The Borrowers will, and will cause each of their Subsidiaries to, give notice to the Agents and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrowers or any of their Subsidiaries or to which either of the Borrowers or any of their Subsidiaries is or becomes a party involving an uninsured claim against either of the Borrowers or any of their Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrowers and their Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrowers will, and will cause each of their Subsidiaries to, give notice to the Agents and each of the Banks, in writing, in form and detail satisfactory to the Agents, within ten (10) days of any judgment not covered by insurance, final or otherwise, against either of the Borrowers or any of their Subsidiaries in an amount in excess of $1,000,000.

         8.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. Each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. Each (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 8.6 shall prevent either of the Borrowers from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrowers, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrowers and its Subsidiaries on a consolidated basis.

         8.7. INSURANCE. The Borrowers will, and will cause each of their Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to their properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the Schedule 7.14.

         8.8 TAXES. The Borrowers will, and will cause each of their Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the applicable Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrowers and each Subsidiary of the Borrowers will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         8.9. INSPECTION OF PROPERTIES AND BOOKS, ETC. The Borrowers shall permit the Banks, through the Agents or any of any Bank's other designated representatives, to visit and inspect any of the properties of the Borrowers or any of their Subsidiaries, to examine the books of account of the Borrowers and their Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with, and to be advised as to the same by, their officers, all at such reasonable times and intervals as any Agent or any Bank may reasonably request.

         8.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Each of the Borrowers will, and will cause each of their Subsidiaries to, comply with
(a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that each of the Borrowers and their Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Borrower or such Subsidiary is a party, the Borrowers will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrowers or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agents and the Banks with evidence thereof.

         8.11. EMPLOYEE BENEFIT PLANS. The Borrowers will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Section Section 302, 4041,

4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Section Section 4041A, 4202, 4219, 4242, or 4245 of ERISA.

         8.12. USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans solely for working capital and general corporate purposes. The Borrowers will obtain Letters of Credit solely for general corporate purposes.

         8.13. FURTHER ASSURANCES. The Borrowers will, and will cause each of their Subsidiaries to, cooperate with the Banks, the Issuing Banks and the Agents and execute such further instruments and documents as the Banks, the Issuing Banks or any of the Agents shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

         8.14. SECURITIZATION ARRANGEMENTS. Within 90 days after the Closing Date, the Borrowers and CRFC shall have entered into Securitization Arrangements on terms and conditions acceptable to the Agents and the Majority Banks, in an amount of at least $30,000,000.00.

         9. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.

         The Borrowers covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation (or other amounts payable under Section 5.2), Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or either of the Issuing Banks has any obligations to issue, extend or renew any Letters of Credit:

         9.1. RESTRICTIONS ON INDEBTEDNESS. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Banks, the Issuing Banks and the Agents arising under any of the Loan Documents;

                  (b) Indebtedness of the Borrowers or their Subsidiaries consisting of reimbursement obligations in respect of standby letters of credit provided, however, that the sum of the maximum aggregate amount available to be drawn under such standby letters of credit and the aggregate amount of unreimbursed drawings under such standby letters of credit shall not exceed $5,000,000.

                  (c) current liabilities of either Borrower or any of their Subsidiaries incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (d) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.8;

                  (e) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the applicable Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (f) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (g) obligations under Capitalized Leases not exceeding $5,000,000 in aggregate amount at any time outstanding;

                  (h) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by either of the Borrowers or such Subsidiary, provided that the aggregate principal amount of such Indebtedness of the Borrowers and their Subsidiaries shall not exceed the aggregate amount of $5,000,000 at any one time;

                  (i) Indebtedness existing on the date hereof and listed and described on Schedule 9.1 hereto;

                  (j) (i) Intercompany Indebtedness of either Borrower owed to the other Borrower, (ii) Intercompany Indebtedness owing by a Borrower to a non-Borrower or non-Guarantor Subsidiary provided the same is subordinated to the Obligations on terms satisfactory to the Agents,
         (iii) Intercompany Indebtedness owing by a non-Borrower or non-Guarantor Subsidiary to a Borrower, and (iv) Intercompany Indebtedness between the Guarantor and either Borrower; provided that the aggregate principal amount of such Intercompany Indebtedness permitted under the foregoing clauses (ii) and (iii) shall not exceed $1,000,000 at any one time;

                  (k) Indebtedness incurred under the Securitization Documents in connection with the Securitization Arrangements;

                  (l) Indebtedness under a bridge financing entered into in anticipation of the Indebtedness under the Securitization Documents, the aggregate principal amount of such bridge financing being approximately $30,000,000 and the terms and conditions of, and the loan documentation executed in connection with, such bridge financing, being in form and substance satisfactory to the Agents;

                  (m) Indebtedness consisting of mortgage financing on Chadwick's fulfillment center not exceeding 80% of the fair market value of such property, provided that no Default or Event of Default exists at the time such Indebtedness is incurred or would result therefrom;

                  (n) Rate Hedging Obligations provided such Rate Hedging Obligations are incurred in the ordinary course of business and not for speculative purposes; and.

                  (o) Other unsecured Indebtedness not exceeding $5,000,000 in the aggregate outstanding at any time.

         9.2. RESTRICTIONS ON LIENS. The Borrowers will not, and will not permit any of their Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrowers and any Subsidiary of the Borrowers may create or incur or suffer to be created or incurred or to exist:

                  (i) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens to secure claims for labor, material or supplies in respect of obligations not overdue;

                  (ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (iii) liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 9.1(e);

                  (iv) liens of carriers, warehousemen, mechanics and materialmen, and other like liens in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                  (v) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which either of the Borrowers or a Subsidiary of the Borrowers is a party, and other minor liens or encumbrances none of which in the opinion of the Borrowers interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers and their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrowers individually or of the Borrowers and their Subsidiaries on a consolidated basis;

                  (vi) liens existing on the date hereof and listed on Schedule
         9.2 hereto;

                  (vii) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money

         Indebtedness of the type and amount permitted by Section 9.1(h), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

                  (viii) liens in respect of Capitalized Leases permitted under
         Section 9.1(g);

                  (ix) liens consisting of a mortgage on Chadwick's fulfillment center securing Indebtedness permitted under Section 9.1(m); and

                  (x) liens on and/or sales of Chadwick's deferred billing receivables in accordance with the Securitization Arrangements or the bridge financing, to the extent the associated Indebtedness secured by such liens is permitted under Section Section 9.1(k) and (l), respectively.

         9.3. RESTRICTIONS ON INVESTMENTS. The Borrowers will not, and will not permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by a Borrower;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

                  (d) Investments existing on the date hereof and listed on
         Schedule 9.3 hereto;

                  (e) Investments with respect to Indebtedness permitted by
         Section 9.1(j) so long as such entities remain Subsidiaries of the Borrowers;

                  (f) Investments in CRFC consisting of capital contributions and advances in connection with, and required under, the terms of the Securitization Documents, for so long as the Securitization Arrangements remain in effect and have not been terminated;

                  (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 9.5.2;

                  (h) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding;

                  (i) Investments in CDM so long as the Guaranty remains in effect; and

                  (j) Investments in respect of Rate Hedging Obligations permitted underSection 9.1(n) provided such obligations are incurred in the ordinary course of business and not for speculative purposes.

         9.4. DISTRIBUTIONS. Chadwick's of Boston will not make any Distributions, provided however, that so long as no Default or Event of Default shall have occurred and be continuing, and so long as none would result after giving effect thereto, Chadwick's of Boston may make such Distributions in an amount not to exceed in any fiscal year, 25% of the Borrowers' Consolidated Net Income for the preceding fiscal year.

         9.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                  9.5.1 MERGERS AND ACQUISITIONS. The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of one or more of the Subsidiaries of the Borrowers with and into a Borrower (so long as a Borrower is the surviving entity), or the merger or consolidation of two or more Subsidiaries of the Borrowers.

                  9.5.2. DISPOSITION OF ASSETS. The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to or agree to or convey, sell, lease or otherwise effect any disposition of assets, other than (i) the disposition of assets in the ordinary course of business, consistent with past practices; (ii) other sales of assets in an aggregate amount not to exceed $1,000,000 per fiscal year; and (iii) sales of deferred billing receivables in connection with the Securitization Arrangements.

         9.6. SALE AND LEASEBACK. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrowers or any Subsidiary of the Borrowers shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrowers or any Subsidiary of the Borrowers intends to use for substantially the same purpose as the property being sold or transferred.

         9.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrowers will not, and will not permit any of their Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

         9.8. EMPLOYEE BENEFIT PLANS. Neither the Borrowers nor any ERISA Affiliate will

                  (a) engage in any "prohibited transaction" within the meaning ofSection 406 of ERISA orSection 4975 of the Code which could result in a material liability for either of the Borrowers or any of their Subsidiaries; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined inSection 302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrowers or any of their Subsidiaries pursuant to
         Section 302(f) or Section 4068 of ERISA; or

                  (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         9.9. FISCAL YEAR. The Borrowers will not, nor will they permit any of their Subsidiaries to change the date of the end of their respective fiscal years from that set forth inSection 7.20 hereof.

         9.10. MODIFICATION OF DOCUMENTS. The Borrowers will not consent to or agree to any amendment, supplement or other modification to any of the TJX Documents if such amendment, supplement or modification could reasonably be expected to adversely affect the Agents' or the Banks' rights or interests or adversely affect the Borrowers' or any of their Subsidiaries' abilities to fulfill their respective obligations under the Loan Documents.

         9.11. NEGATIVE PLEDGES. Neither the Borrowers nor any of their Subsidiaries will enter into any agreement (excluding this Credit Agreement and the other Loan Documents) prohibiting the creation or assumption of any lien upon its properties, revenues or assets or those of any of its Subsidiaries, whether now owned or hereafter acquired, other than agreements with Persons prohibiting any such lien on assets in which such Person has a prior security interest which is permitted by Section 9.2.

         9.12. TRANSACTIONS WITH AFFILIATES. Except for the TJX Documents as in effect on the Closing Date and the Securitization Documents, the Borrowers will not, nor will they permit any of their Subsidiaries to, enter into, or cause, suffer or permit to exist (a) any arrangement or contract with any of its Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangement relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by the Borrowers or any of their Subsidiaries to any Affiliate unless such arrangements is fair and equitable to the Borrowers or such Subsidiary; or (b) any other transaction, arrangement, contract with any of the other Affiliates which would not be entered into by a prudent Person in the position of the Borrowers or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates.

         9.13. UPSTREAM LIMITATIONS. The Borrowers will not, nor will the Borrowers permit any of their Subsidiaries to enter into any agreement, contract or arrangement (other than this Credit Agreement and the other Loan Documents and the Securitization Documents) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature or to make transfers or distributions of all or any part of its assets to the Borrowers or to any Subsidiary of such Subsidiary.

         9.14. RENTAL OBLIGATIONS. The Borrowers will not, and will not permit their Subsidiaries to incur Rental Obligations in respect of retail stores or outlets not in operation on the Closing Date in excess of $2,000,000 in the aggregate during any fiscal year.

                  10. FINANCIAL COVENANTS OF THE BORROWERS.

         The Borrowers covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation (or other amounts payable under Section 5.2), Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or either of the Issuing Banks has any obligation to issue, extend or renew any Letters of Credit:

         10.1. FIXED CHARGE COVERAGE RATIO. Commencing with the period ending in October 1996, the Borrowers will not permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters (or such shorter period as has elapsed from the beginning of the Borrowers' 1997 fiscal year) of the Borrowers ending during any of the periods set forth in the table below to be less than the ratio set forth opposite such period in such table:


          Period                                         Ratio
          ------                                         -----
Closing Date - July 31, 1997                           2.00:1.00
August 1, 1997 - April 30, 1998                        2.15:1.00
May 1, 1998 - July 31, 1998                            2.00:1.00
August 1, 1998 and thereafter                          2.25:1.00

         10.2. CAPITAL EXPENDITURES. The Borrowers will not make, or permit any Subsidiary of the Borrowers to make, Capital Expenditures in any period of twelve months ending on the date set forth in the table below that exceed, in the aggregate, the amount set forth in such table for such period; provided, however, that, if during such period the amount of Capital Expenditures permitted for that period is not so utilized, such unutilized amount may be utilized in the next succeeding period (after first utilizing the amount initially permitted for such succeeding period) but not in any subsequent twelve-month period:

Four Fiscal Quarters Ending with Quarter Ending                  Amount
- -----------------------------------------------                  ------
                    July 1997                                 $12,000,000
                    July 1998                                 $12,000,000
                    July 1999                                 $25,000,000

         10.3. TOTAL FUNDED INDEBTEDNESS TO EBITDA. As at the end of any fiscal quarter commencing with the fiscal quarter ending in October 1996, the Borrowers will not permit the ratio of Total Funded Indebtedness as at the end of such fiscal quarter to Consolidated EBITDA for the period of four consecutive fiscal quarters then ended (or such shorter period as has elapsed from the beginning of the Borrowers' 1997 fiscal year, adjusted as provided below) to exceed the ratio set forth in the table below opposite the month in which such fiscal quarter end occurs:

          Period Ending                                       Ratio
          -------------                                       -----
          October 1996                                      4.00:1.00
          January 1997                                      2.50:1.00
           April 1997                                       2.75:1.00
           July 1997                                        3.25:1.00
          October 1997                                      3.00:1.00
          January 1998                                      2.50:1.00
           April 1998                                       2.75:1.00
           July 1998                                        3.00:1.00
          October 1998                                      2.75:1.00
          January 1999                                      2.00:1.00
           April 1999                                       2.50:1.00
           July 1999                                        2.50:1.00
          October 1999                                      2.50:1.00
          January 2000                                      2.00:1.00

         10.4. MINIMUM NET WORTH. The Borrowers will not permit Consolidated Net Worth at any time to be less than the sum of $70,866,200, plus 75% of positive annual Consolidated Net Income earned after April 27, 1996, with no deduction for any period in which there is a net loss, plus 100% of the net proceeds to the Borrowers and their Subsidiaries of any equity issuance.

         10.5. EBIT TO INTEREST RATIO. As at the end of any fiscal quarter commencing with the fiscal quarter ending in October 1996, the Borrowers will not permit the EBIT to Interest Ratio for any period of four consecutive fiscal quarters (or such shorter period as has elapsed from the beginning of the Borrowers' 1997 fiscal year) ending during any period described in the table set forth below to be less than the ratio set forth opposite such period in such table:

               Period                                       Rate
               ------                                       ----
Closing Date to fiscal year ending January 1997            3.00:1
Fiscal year January 1998                                   3.25:1
Thereafter                                                 3.50:1

                            11. CLOSING CONDITIONS.

         The obligations of the Banks to make any of the initial Revolving Credit Loans and the Term Loan and of the Issuing Banks to issue any initial Letters of Credit on the Closing Date shall be subject to the satisfaction of the following conditions precedent:

         11.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

         11.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from each of the Borrowers and each of their Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

         11.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrowers and each of their Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         11.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from each of the Borrowers and each of their Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Borrower or such Subsidiary, each of the Loan Documents to which such Borrower or such Subsidiary is or is to become a party; (b) in the case of the Borrowers, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

         11.5. UCC SEARCH RESULTS. The Administrative Agent shall have received from each of the Borrowers and their Subsidiaries the results of UCC searches, indicating no liens other than Permitted Liens.

         11.6. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

         11.7. SOLVENCY CERTIFICATE. Each of the Banks shall have received an officer's certificate of the Borrowers dated as of the Closing Date as to the solvency of the Borrowers and their Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

         11.8. OPINION OF COUNSEL. Each of the Banks, the Issuing Banks and the Agents shall have received a favorable legal opinion addressed to the Banks, the Issuing Banks and the Agents, dated as of the Closing Date, in form and substance reasonably satisfactory to the Banks, the Issuing Banks and the Agents, from Nutter, McClennen & Fish, LLP.

         11.9. PAYMENT OF FEES. The Borrowers shall have paid to the Administrative Agent the fees pursuant to Section Section 6.1 and 6.2.

         11.10. DISBURSEMENT INSTRUCTIONS. The Administrative Agent shall have received disbursement instructions from the Borrowers.

         11.11. COMPLETION OF IPO. The Agents shall have received evidence reasonably satisfactory to the Agents that the initial public offering of at least a majority of the shares of common stock of Chadwick's of Boston has been completed in accordance with the Registration Statement.

         11.12. TJX DOCUMENTS. The Agents shall have received evidence reasonably satisfactory to the Agents that the TJX Documents have been duly executed and delivered by all parties thereto, and such TJX Documents are in full force and effect.

         11.13. CAPITALIZATION; REPAYMENT OF INDEBTEDNESS. The Agents shall have received evidence satisfactory to the Agents that on the Closing Date TJX shall have forgiven at least $20,000,000 of intercompany Indebtedness owing TJX from the Borrowers and all other intercompany Indebtedness owing to TJX by the Borrowers has been satisfied in full.

         11.14. SECURITIZATION ARRANGEMENTS. The Agents shall have received evidence satisfactory to the Agents that the Borrowers' deferred billing accounts receivable are capable, in the judgment of the Agents, of being sold in a securitization arrangement acceptable to the Agents and the Banks, with such arrangement providing financing of at least an aggregate amount of $30,000,000.

         11.15. ENVIRONMENTAL DUE DILIGENCE. The Agents shall have received hazardous waste site assessments or other reports satisfactory to the Agents from environmental engineers and in form and substance satisfactory to the Agents, covering all Real Estate and all other real property in respect of which the Borrowers or any of their Subsidiaries may have material liability, whether contingent or otherwise, for dumping or disposal of Hazardous Substances.

         11.16. CONSENTS AND APPROVALS. The Agents shall have received evidence that all consents and approvals necessary to complete the transactions contemplated by this Credit Agreement and the other Loan Documents have been obtained.

                       12. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to make any Loan, including the Revolving Credit Loan and the Term Loan, and of the Issuing Banks to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         12.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrowers and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate solely and expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         12.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the applicable Issuing Bank would make it illegal for such Issuing Bank to issue, extend or renew such Letter of Credit.

         12.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         12.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agents and the Agents' Special Counsel, and the Banks, the Agents and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

                   13. EVENTS OF DEFAULT; ACCELERATION; ETC.

         13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrowers shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, the Administrative Agent's fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) (i) the Borrowers shall fail to comply with any of their covenants contained inSection 8, 9 or 10 or (ii) CDM shall fail to perform any term, covenant or agreement contained in the Guaranty;

                  (d) the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1) for fifteen (15) days after written notice of such failure has been given to the Borrowers by the Administrative Agent;

                  (e) any representation or warranty of the Borrowers or any of their Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) either of the Borrowers or any of their Subsidiaries shall fail to pay when due, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, in each case where the aggregate outstanding amount of obligations of the Borrower and its Subsidiaries thereunder shall be in excess of $2,500,000, or fail to observe or perform any material term, covenant or agreement contained in any such agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases, in each case where the aggregate outstanding amount of obligations of the Borrower and its Subsidiaries thereunder shall be in excess of $2,500,000, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (g) either of the Borrowers or any of their Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Borrower or any of its Subsidiaries or of any substantial part of the assets of such Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to such Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against such Borrower or any of its Subsidiaries and such Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating either of the Borrowers or any of their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of either of the Borrowers or any Subsidiary of either Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against either of the Borrowers or any of their Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrowers or any of their Subsidiaries exceeds in the aggregate $1,000,000;

                  (j) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of either of the Borrowers or any of their Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrowers or any of their Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                  (l) either of the Borrowers or any of their Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                  (m) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue-producing activities at any facility of the Borrowers or any of their Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole;

                  (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrowers or any of their Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole;

                  (o) the Borrowers or any of their Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against the Borrowers or any of their Subsidiaries, a punishment for which in any such case could include the forfeiture of assets of the Borrowers or such Subsidiary having a fair market value in excess of $250,000;

                  (p) Chadwick's of Boston shall at any time, legally or beneficially, own less than 100% of the capital stock of Chadwick's, Inc., as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of Chadwick's, Inc.;

                  (q) any person or group of persons (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than TJX or a transferee from TJX of all of its stock of Chadwick's of Boston, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of thirty-five percent (35%) or more of the outstanding shares of the common stock of Chadwick's of Boston; or during any period of twelve (12) consecutive months, individuals who were directors of Chadwick's of Boston on the first day of such period, or whose election or nomination for election was approved by at least a majority of the directors who were directors on the first day of the period or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of Chadwick's of Boston; or

                  (r) there shall occur an event which permits the termination of the Securitization Arrangements under the Securitization Documents, or the Securitization Arrangements shall have been terminated;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in Section Section 13.1(g) or 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agents, either of the Issuing Banks or any Bank.

         13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 13.1(g) or Section 13.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrowers and the Issuing Banks shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Issuing Banks shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrowers or any of their Subsidiaries of any of the Obligations.

         13.3 REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 13.1 or taken any of the other actions specified in this Section 13, the Banks may proceed to protect and enforce their rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Banks are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Banks. No remedy herein conferred upon the Banks or any Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         13.4. DISTRIBUTION OF PROCEEDS. In the event that following the occurrence or during the continuance of any Default or Event of Default, any Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any of its rights hereunder, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

                  (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of such obligations shall be made (i) pari passu among Obligations with respect to the Administrative Agent's fee payable pursuant to Section 6.2 and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable; and

                  (c) Third, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

                                  14. SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrowers or either of them and any securities or other property of the Borrowers or either of them in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers or either of them to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrowers or either of them to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrowers or either of them, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrowers or either of them at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                15. THE AGENTS.

         15.1. AUTHORIZATION.

                  (a) Each of the Agents is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to such Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by such Agent.

                  (b) The relationship between each of the Agents and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between each of the Agents and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between any of the Agents and any of the Banks.

                  (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, each of the Agents is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agents with respect to guaranties contemplated by the Loan Documents.

         15.2. EMPLOYEES AND AGENTS. Each of the Agents may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. Each of the Agents may utilize the services of such Persons as such Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

         15.3. NO LIABILITY. None of the Agents nor any of their respective shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that such Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         15.4. NO REPRESENTATIONS. None of the Agents shall be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrowers or any of their Subsidiaries. None of the Agents shall be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. None of the Agents has made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrowers or any of their Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon any of the Agents or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

         15.5. PAYMENTS.

                  15.5.1. PAYMENTS TO ADMINISTRATIVE AGENT. A payment by the Borrowers to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Bank or Issuing Bank shall constitute a payment to such Bank or Issuing Bank. The Administrative Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Administrative Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                  15.5.2. DISTRIBUTION BY ADMINISTRATIVE AGENT. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  15.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Administrative Agent its pro rata share of any Loan required to be made available pursuant to the provisions hereof or to purchase any Letter of Credit Participation required to be purchased pursuant to the provisions hereof or (b) to comply with the provisions of Section 15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of Outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all Outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all Outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all Outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all Outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         15.6. HOLDERS OF NOTES. The Agents may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         15.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless each of the Agents from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which such Agent has not been reimbursed by the Borrowers as required by Section 16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or such Agent's actions taken hereunder or thereunder, except to the extent that any of the same were solely caused by or resulted solely from such Agent's willful misconduct or gross negligence as determined by a final nonappealable judgment of a court of competent jurisdiction.

         15.8. AGENTS AS BANK. In its individual capacity, each of FNBB and FNBC shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also an Agent.

         15.9. RESIGNATION. Any of the Agents may resign at any time by giving sixty (60) days prior written notice thereof to the Banks, the other Agents and the Borrowers. Upon any such resignation, the Majority Banks shall appoint a successor Agent, if the resigning Agent is the Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

         15.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this Section 15.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

                                 16. EXPENSES.

         The Borrowers jointly and severally agree to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by any of the Agents, either of the Issuing Banks or any of the Banks (other than taxes based upon any Agent's, any Issuing Bank's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify each Agent, each Issuing Bank and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agents' Special Counsel or any local counsel to the Agents incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder,
(d) the fees, expenses and disbursements of the Agents incurred by any of the Agents in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank, any Issuing Bank or any Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank, any Issuing Bank or any Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or any of their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's, any Issuing Bank's or any Agent's relationship with the Borrowers or any of their Subsidiaries and (f) all reasonable fees, expenses and disbursements of any Bank or any Agent incurred in connection with UCC searches. The covenants of this Section 16 shall survive payment or satisfaction of all other Obligations.

                              17. INDEMNIFICATION.

         The Borrowers jointly and severally agree to indemnify and hold harmless the Agents, the Issuing Banks and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(a) any actual or proposed use by either of the Borrowers or any of their Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the Borrowers or any of their Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (c) with respect to the Borrowers and their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding, provided, however, the Borrowers shall have no obligation to an indemnitee hereunder with respect to indemnified matters to the extent the same were solely caused by or resulted solely from the willful misconduct or gross negligence of such indemnitee as determined by a final nonappealable judgment of a court of competent jurisdiction. In litigation, or the preparation therefor, the Banks, the Issuing Banks and the Agents shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this Section 17 are unenforceable for any reason, the Borrowers hereby jointly and severally agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 17 shall survive payment or satisfaction in full of all other Obligations.

                        18. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers or any of their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks, the Issuing Banks and the Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or either of the Issuing Banks has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank, any Issuing Bank or any Agent at any time by or on behalf of either of the Borrowers or any of their Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower or such Subsidiary hereunder.

                       19. ASSIGNMENT AND PARTICIPATION.

         19.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Administrative Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrowers shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount of at least $5,000,000 or, if less, the entire amount of the assigning Bank's Loans and Commitment, and (d) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in
Section 19.3, be released from its obligations under this Credit Agreement.

         19.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or any Loan Document the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                  (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.4 and Section 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Bank, any Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee represents and warrants that it is an Eligible Assignee;

                  (f) such assignee appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

                  (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

                  (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         19.3. REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agents and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Administrative Agent a registration fee in the sum of $3,000.

         19.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 19.4, the Borrowers shall deliver an opinion of counsel, addressed to the Banks and the Agents, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be canceled and returned to the Borrowers.

         19.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000 (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         19.6. DISCLOSURE. For purposes of this Section 19.6, "Confidential Information" means information delivered to an Agent or Bank by or on behalf of a Borrower or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Credit Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Agent or Bank as being confidential information of a Borrower or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to the Agent or Bank prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Agent or Bank or any person acting on its behalf, (c) otherwise becomes known to the Agent or Bank other than through disclosure by a Borrower or any Subsidiary or (d) constitutes financial statements delivered to the Agent or Bank under Section 8.4 that are otherwise publicly available. The Agent or Bank will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect its own information or confidential information of third parties delivered to it, provided, that it may deliver or disclose Confidential Information to (i) its affiliates and its or their respective directors, officers, employees, agents and attorneys (to the extent such disclosure reasonably relates to the administration of the loan represented by its Notes),
(ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 19.6, (iii) any other holder of any Note, (iv) any financial institution to which it sells or assigns or offers to sell or assign such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19.6), (v) any federal or state regulatory authority having jurisdiction over it, or (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to it, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which it is a party or (z) if an Event of Default has occurred and is continuing, to the extent it may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Notes and this Credit Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 19.6 as though it were a party to this Credit Agreement. On request by a Borrower or Subsidiary in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Credit Agreement or requested by such holder (other than a holder that is a party to this Credit Agreement or its nominee), such holder will enter into an agreement with the Borrowers embodying the provisions of this Section 19.6.

         19.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWERS. If any assignee Bank is an Affiliate of either of the Borrowers, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section
13.1 or Section 13.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is a Borrower or an Affiliate of a Borrower, then such transferor Bank shall promptly notify the Administrative Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 15.1 or Section 15.2 to the extent that such participation is beneficially owned by a Borrower or any Affiliate of a Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

         19.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 16 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If any Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Administrative Agent shall, in consultation with the Borrowers and with the consent of the Borrowers and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this Section 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         19.9. ASSIGNMENT BY BORROWERS. Neither of the Borrowers shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                               20. NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrowers, at 35 United Drive, West Bridgewater, Massachusetts 02379, Attention: Chief Financial Officer, or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice;

                  (b) if to any of the Agents or the Issuing Banks, at the address specified for such Agent or Issuing Bank on Schedule 1 hereto, or such other address for notice as such Agent or Issuing Bank shall last have furnished in writing to the Person giving the notice; and

                  (c) if to any Bank, at such Bank's address set forth on
         Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, upon delivery or the sending of such facsimile and (b) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               21. GOVERNING LAW.

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN Section 20. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                 22. HEADINGS.

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                               23. COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           24. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 26.

                           25. WAIVER OF JURY TRIAL.

         Each of the Borrowers hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, each of the Borrowers hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Borrowers (a) certifies that no representative, agent or attorney of any Bank, any Issuing Bank or any Agent has represented, expressly or otherwise, that such Bank, such Issuing Bank or such Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agents, the Issuing Banks and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                    26. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by either of the Borrowers or any of their Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to Section 6.11.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto) may not be decreased, the term of the Notes may not be extended, the amount of the Commitment of any Bank may not be increased, the amount of commitment fee or Letter of Credit Fees hereunder may not be decreased, no amount of principal, interest or fees may be forgiven nor may the time for payment of principal, interest or fees be extended without, in each case, the written consent of each Bank affected thereby; the obligations of CDM in respect of its guaranty of the Obligations pursuant to the Guaranty may not be released (in whole or in part) (except solely as a result of a merger or consolidation of CDM with and into a Borrower to the extent permitted by Section
9.5.1 hereof) without the written consent of each of the Banks; the amount of the Total Commitment may not be increased, the definition of Majority Banks and this Section 26 may not be amended without, in each case, the written consent of each of the Banks; the rights and obligations of the Borrowers under this Credit Agreement may not be assigned pursuant to Section 19.9 without the written consent of each of the Banks; the amount of the Administrative Agent's fee and
Section 15 may not be amended without the written consent of the Agents affected thereby; and the amount of any Letter of Credit Fees payable for either of the Issuing Bank's account may not be amended without the written consent of the Issuing Bank affected thereby. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Agent, any Issuing Bank or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

                               27. SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                              CHADWICK'S OF BOSTON, LTD.

                              By:_______________________________
                                   Name:
                                   Title:

                              CHADWICK'S, INC.

                              By:_______________________________
                                   Name:
                                   Title:

                              THE FIRST NATIONAL BANK OF BOSTON, individually and as Administrative Agent, Co-Syndication Agent and Issuing Bank

                              By:_______________________________
                                   Name:
                                   Title:

                              THE FIRST NATIONAL BANK OF CHICAGO, individually and as Documentation Agent and Issuing Bank

                              By:_______________________________
                                   Name:
                                   Title:

                              FIRST CHICAGO CAPITAL MARKETS, INC., as
                              Co-Syndication Agent

                              By:_______________________________
                                   Name:
                                   Title:

                              THE BANK OF NEW YORK

                              By:_______________________________
                                   Name:
                                   Title:

                              DEUTSCHE BANK AG, NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH

                              By:_______________________________
                                   Name:
                                   Title:

                              By:_______________________________
                                   Name:
                                   Title:

                              FLEET NATIONAL BANK

                              By:_______________________________
                                   Name:
                                   Title:

                              MELLON BANK, N.A.

                              By:_______________________________
                                   Name:
                                   Title:

                              PNC BANK, NATIONAL ASSOCIATION

                              By:_______________________________
                                   Name:
                                   Title:

                              STATE STREET BANK AND
                                TRUST COMPANY

                              By:_______________________________
                                   Name:
                                   Title:

                                                                      EXHIBIT A

                          FORM OF REVOLVING CREDIT NOTE

$[                   ]                                         July ___, 1996

         FOR VALUE RECEIVED, the undersigned CHADWICK'S OF BOSTON, LTD., a Delaware corporation ("Chadwick's of Boston") and CHADWICK'S, INC., a Massachusetts corporation ("Chadwick's", and, together with Chadwick's of Boston, the "Borrowers"), hereby jointly and severally promise to pay to the order of ____________ (the "Lender") at the head office of The First National Bank of Boston, as Administrative Agent, at 100 Federal Street, Boston, MA 02110:

                  (a) prior to or on the Revolving Credit Loan Maturity Date, the principal amount of ________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Lender to the Borrowers pursuant to the Revolving Credit and Term Loan Agreement dated as of July ___, 1996 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrowers, the Lender, The First National Bank of Boston and The First National Bank of Chicago as the Agents, and the other parties thereto;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                  (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rates provided in the Credit Agreement.

         This Note evidences borrowings under and has been issued by the Borrowers in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Borrowers irrevocably authorize the Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Credit

Loan or (as the case may be) the receipt of such payment. The amount of the Revolving Credit Loans outstanding at any time as set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Revolving Credit Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the joint and several obligation of the Borrowers hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         The Borrowers have the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Borrowers and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE JOINT AND SEVERAL OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION20 OF THE CREDIT AGREEMENT. EACH

OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, each of the undersigned has caused this Revolving Credit Note to be signed in its corporate names and its corporate seal to be impressed thereon by their duly authorized officers as of the day and year first above written.

[Corporate Seal]

                                     CHADWICK'S OF BOSTON, LTD.

                                      By:
                                         -------------------------------------
                                         Title:


                                     CHADWICK'S, INC.

                                      By:
                                         -------------------------------------
                                          Title:

- ------------------------------------------------------------------------------------------------
                                          Amount of           Balance of
                       Amount          Principal Paid         Principal           Notation
      Date             of Loan           or Prepaid            Unpaid             Made By:
- ------------------------------------------------------------------------------------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ------------------------------------------------------------------------------------------------

                                                                      EXHIBIT B
                                     FORM OF
                                  LOAN REQUEST

                                                              Date: __________

The First National Bank Of Boston,
as Administrative Agent
100 Federal Street
Boston, MA 02110

Attention:

Ladies and Gentlemen:

         Reference is hereby made to that certain Revolving Credit and Term Loan Agreement, dated as of July ___, 1996 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among Chadwick's of Boston, Ltd. ("Chadwick's of Boston") and Chadwick's, Inc. ("Chadwick's", and, together with Chadwick's of Boston, the "Borrowers"), The First National Bank of Boston, The First National Bank of Chicago and the other lending institutions listed on
Schedule 1 thereto (the "Banks"), The First National Bank of Boston as Administrative Agent for the Banks, as Co-Syndication Agent for the Banks and as issuing bank with respect to letters of credit, The First National Bank of Chicago as Documentation Agent for the Banks and as issuing bank with respect to letters of credit, and First Chicago Capital Markets, Inc., as Co-Syndication Agent for the Banks. The Borrowers hereby [give you notice] [confirm the telephonic notice previously given] pursuant to Section2.6 of the Credit Agreement that the Borrowers hereby request a Revolving Credit Loan under the Credit Agreement, and in that connection set forth below the information relating to such Loan (the "Proposed Loan") as required by Section2.6 of the Credit Agreement:

         (i)      The requested Drawdown Date of the Proposed Loan is ________;

         (ii) The aggregate amount of the Proposed Loan (not less than $1,000,000) is $___________;

         (iii)    The Type of the Proposed Loan is _______; and

         (iv) The Interest Period for such Proposed Loan is____________. We hereby certify that:

         (i) no Default or Event of Default under the Credit Agreement exists on the date of this Loan Request, or shall occur as a result of the Proposed Loan to which this Loan Request relates;

         (ii) the representations and warranties contained in the Credit Agreement were true and correct as of the date on which made and are true and correct as of the date hereof with the same effect as if made at and as of such time, except to the extent that the facts upon which such representations and warranties are based may have changed in the ordinary course as a result of transactions permitted or contemplated by the Credit Agreement and to the extent such representations and warranties relate solely and expressly to an earlier time;

         (iii) the Borrowers have performed all obligations and complied with all covenants and conditions required by the Credit Agreement to be performed or complied with by them on or prior to the date hereof; and

         (iv) the matters certified herein shall remain true from and after the date hereof through the date of the Proposed Loan unless the Borrowers shall deliver to the Administrative Agent a certificate as to any change in any such matters, which the Borrowers hereby agree to give promptly after obtaining knowledge thereof.

         We hereby authorize you to disburse the proceeds of the Proposed Loan as follows:

                  [insert applicable disbursement instructions]


                                Very truly yours,

                                CHADWICK'S OF BOSTON, LTD.



                                By:
                                   --------------------------------------------
                                Title:



                                CHADWICK'S, INC.

                                By:
                                   --------------------------------------------
                                Title:

                                                                      EXHIBIT C

                                FORM OF TERM NOTE

$[           ]                                                  July ___, 1996

         FOR VALUE RECEIVED, the undersigned CHADWICK'S OF BOSTON, LTD., a Delaware corporation ("Chadwick's of Boston") and CHADWICK'S, INC., a Massachusetts corporation ("Chadwick's", and together with Chadwick's of Boston, the "Borrowers"), hereby jointly and severally promise to pay to the order of _________ (the "Lender") at the head office of The First National Bank of Boston, as Administrative Agent, at 100 Federal Street, Boston, MA 02110:

                  (a) prior to or on the Term Loan Maturity Date, the principal amount of ______________ Dollars ($__________), evidencing the Term Loan made by the Lender to the Borrowers pursuant to the Revolving Credit and Term Loan Agreement dated as of July __, 1996 (as amended and in effect from time to time, the "Credit Agreement"), by and among the Borrowers, the Lender, The First National Bank of Boston and The First National Bank of Chicago as the Agents, and the other parties thereto;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                  (c) interest from the date hereof on the principal amount from time to time outstanding to and including the maturity hereof at the rates and times provided in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement.

         This Note evidences borrowings under and has been issued by the Borrowers in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Borrowers irrevocably authorize the Lender to make or cause to be made, at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the receipt of such payment. The outstanding amount of the Term Loan set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to the Term Loan shall be prima facie evidence of the principal amount of the Term Loan owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the joint and several obligations of the Borrowers hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         The Borrowers have the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.

         The Borrowers and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE JOINT AND SEVERAL OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION20 OF THE CREDIT AGREEMENT. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT

OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, each of the undersigned has caused this Note to be signed in its corporate names and its corporate seal to be impressed thereon by their duly authorized officers as of the day and year first above written.

[Corporate Seal]

                                       CHADWICK'S OF BOSTON, LTD.

                                       By:
                                          ------------------------------------
                                          Title:

                                       CHADWICK'S, INC.

                                       By:
                                          ------------------------------------
                                          Title:

                                      -4-

- ------------------------------------------------------------------------------------------------
                                          Amount of           Balance of
                       Amount          Principal Paid         Principal           Notation
      Date             of Loan           or Prepaid            Unpaid             Made By:
- ------------------------------------------------------------------------------------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ---------------- ------------------ --------------------- ------------------ -------------------

- ------------------------------------------------------------------------------------------------

                                                                      EXHIBIT D

                                     FORM OF
                             COMPLIANCE CERTIFICATE

         Pursuant to Section8.4 of the Revolving Credit and Term Loan Agreement (the "Credit Agreement") dated as of July ___, 1996, among Chadwick's of Boston, Ltd. ("Chadwick's of Boston"), Chadwick's, Inc. ("Chadwick's", and, together, with Chadwick's of Boston, the "Borrowers"), The First National Bank of Boston, The First National Bank of Chicago and the other lending institutions referred to therein as Banks (collectively, the "Banks"), The First National Bank of Boston as administrative agent for the Banks, as co-syndication agent for the Banks and as issuing bank with respect to letters of credit, The First National Bank of Chicago as documentation agent for the Banks and as issuing bank with respect to letters of credit, and First Chicago Capital Markets, Inc., as co-syndication agent for the Banks, the undersigned [INSERT NAMES], the duly elected and qualified [CHIEF FINANCIAL OFFICERS] [CHIEF ACCOUNTING OFFICERS] [TREASURERS] of Chadwick's of Boston and Chadwick's, respectively, each hereby certify as of the date hereof the following:

         No Defaults: I have read the Credit Agreement and, to the best of my knowledge and belief, no Default or Event of Default has occurred under the Credit Agreement. [IF A DEFAULT OR EVENT OF DEFAULT EXISTS, THE SIGNER OF THIS CERTIFICATE SHALL SPECIFY ALL SUCH DEFAULTS/EVENTS OF DEFAULT AND THE ACTIONS PROPOSED TO BE TAKEN TO ADDRESS SUCH DEFAULTS/EVENTS OF DEFAULT.] Attached hereto is Schedule A, on which are set forth all relevant calculations needed to determine whether the Borrowers are in compliance with the covenants set forth in Section10 of the Credit Agreement, which calculations are based on the most recent financial statements required to be supplied by the Borrowers under the Credit Agreement. I have no knowledge of the occurrence of any event since the date of such financial statements which would render this certificate incorrect as of the date hereof.

         Representations and Warranties: The representations and warranties contained in the Credit Agreement were true and correct as of the date on which made and are true and correct as of the date hereof with the same effect as if made at and as of such time, except to the extent that the facts upon which such representations and warranties are based may have changed in the ordinary course as a result of transactions permitted or contemplated by the Credit Agreement and to the extent such representations and warranties relate expressly to an earlier time.

         The undersigned does not assume any personal liability for the accuracy of this certificate.

                                      CHADWICK'S OF BOSTON, LTD.

                                      -----------------------------------------
                                      Name:
                                      Title:

                                      -----------------------------------------
                                      Date:

___                                   CHADWICK'S, INC.

                                      -----------------------------------------
                                      Name:
                                      Title:

                                      -----------------------------------------
                                      Date:

                                   SCHEDULE A
                                       TO
                             COMPLIANCE CERTIFICATE

For the period ended                            .
                    ----------------------------

         The computations which produced the figures set forth on this Schedule A are set forth on Annex A hereto. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

         [form of calculations to be provided by FNBB]

                                                                      EXHIBIT E

                            ASSIGNMENT AND ACCEPTANCE

                           Dated as of             , 19
                                       ------------    --

         Reference is made to the Revolving Credit and Term Loan Agreement, dated as of July ___, 1996 (as from time to time amended and in effect, the "Credit Agreement"), by and among CHADWICK'S OF BOSTON, LTD. ("Chadwick's of Boston"), a Delaware corporation, CHADWICK'S, INC., a Massachusetts corporation ("Chadwick's", and, together with Chadwick's of Boston, the "Borrowers"), the banking institutions referred to therein as Banks (collectively, the "Banks"), THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as Administrative Agent for the Banks, as Co-Syndication Agent for the Banks and as issuing bank with respect to letters of credit, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as Documentation Agent for the Banks and as issuing bank with respect to letters of credit and FIRST CHICAGO CAPITAL MARKETS, INC., as Co-Syndication Agent for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         [NAME OF ASSIGNOR] (the "Assignor") and [NAME OF ASSIGNEE] (the "Assignee") hereby agree as follows:

         1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a [amount purchased] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to ___% in respect of the Total Commitment and the Term Loan immediately prior to the Effective Date (as hereinafter defined).

         2. ASSIGNOR'S REPRESENTATIONS. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment and Acceptance,
(B) as of the date hereof, its Commitment is $_________, its Commitment Percentage is ___%, the aggregate outstanding principal balance of its Revolving Credit Loans equals $_________, the aggregate amount of its Letter of Credit Participations equals $_________ and the aggregate outstanding balance of its Term Loan equals $_________ (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (C) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance,
(ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any of their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers or any of their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches hereto the Revolving Credit Note and Term Note delivered to it under the Credit Agreement.

         The Assignor requests that the Borrowers exchange the Assignor's Revolving Credit Note and Term Note for new Revolving Credit and Term Notes payable to the Assignor and the Assignee as follows:

Notes Payable to       Amount of Revolving      Amount of
  the Order of:             Credit Note         Term Note
- -----------------      -------------------      ---------
Assignor               $                        $
                        ------------------       ------------------
Assignee               $                        $
                        ------------------       ------------------

         3. ASSIGNEE'S REPRESENTATIONS. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment and Acceptance, (B) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section8.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) represents and warrants that it is an Eligible

Assignee; (v) appoints and authorizes each of the Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees specifically to be bound by the provisions of Section19.6 of the Credit Agreement; and (vii) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

         4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be __________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, each party hereto shall deliver its duly executed counterpart hereof to the Administrative Agent for acceptance by the Administrative Agent and recording in the Register by the Administrative Agent.
Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

         5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section17 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

         6. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Administrative Agent and such recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

         7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         8. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                           [NAME OF ASSIGNOR]

                                            By:
                                               --------------------------------
                                            Title:

                                           [NAME OF ASSIGNEE]

                                            By:
                                               --------------------------------
                                            Title:

CONSENTED TO:

CHADWICK'S OF
BOSTON, LTD.

By:
   ----------------------------------------------
   Title:


CHADWICK'S, INC.

By:
   ----------------------------------------------
   Title:


THE FIRST NATIONAL
BANK OF BOSTON,
As Administrative Agent

By:
   ----------------------------------------------
   Title:

                                                                      EXHIBIT F

                                FORM OF GUARANTY

         GUARANTY, dated as of July __, 1996, by CDM CORP., a Nevada corporation (the "Guarantor") in favor of (i) The First National Bank of Boston, a national banking association, as Administrative Agent for itself and the other banking institutions (hereinafter, collectively, the "Banks") which are or may become parties to a Revolving Credit and Term Loan Agreement dated as of July __, 1996 (as amended and in effect from time to time, the "Credit Agreement"), among Chadwick's of Boston, Ltd. ("Chadwick's of Boston"), Chadwick's, Inc. ("Chadwick's", and, together with Chadwick's of Boston, the "Borrowers"), the Banks, The First National Bank of Boston, as Administrative Agent for the Banks, as Co-Syndication Agent for the Banks and as issuing bank with respect to letters of credit, The First National Bank of Chicago, as Documentation Agent for the Banks and as issuing bank with respect to letters of credit, and First Chicago Capital Markets, Inc., as Co-Syndication Agent for the Banks, (ii) each of the other Agents (as hereinafter defined), (iii) each of the Issuing Banks (as hereinafter defined), and (iv) each of the Banks.

         WHEREAS, the Borrowers and the Guarantor are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other members of such group;

         WHEREAS, the Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Borrowers by the Banks and the Issuing Banks pursuant to the Credit Agreement (which benefits are hereby acknowledged);

         WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending credit to the Borrowers under the Credit Agreement that the Guarantor executes and delivers to the Administrative Agent, for the benefit of the Banks, the Issuing Banks and the Agents, a guaranty substantially in the form hereof; and

         WHEREAS, the Guarantor wishes to guarantee the obligations of the Borrowers to the Banks, the Issuing Banks and the Agents under or in respect of the Credit Agreement as provided herein;

         NOW, THEREFORE, the Guarantor hereby agrees with the Banks, the Issuing Banks and the Agents as follows:

         1. DEFINITIONS. The term "Obligations" and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

         2. GUARANTY OF PAYMENT. The Guarantor hereby guarantees to the Banks, the Issuing Banks and the Agents the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise) of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant toSection362(a) of the Federal Bankruptcy

Code and the operation ofSectionSection502(b) and 506(b) of the Federal Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that any of the Agents, the Issuing Banks or any Bank first attempt to collect any of the Obligations from the Borrowers or either of them or resort to any collateral security or other means of obtaining payment. Upon the occurrence of an Event of Default, the obligations of the Guarantor hereunder shall, upon demand by the Administrative Agent, become immediately due and payable to the Administrative Agent, for the benefit of the Banks, the Issuing Banks and the Agents, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Administrative Agent on any number of occasions. All payments by the Guarantor hereunder shall be made to the Administrative Agent, in the manner and at the place of payment specified therefor in the Credit Agreement, for the account of the Banks, the Issuing Banks and the Agents. Each Event of Default under the Credit Agreement shall constitute an Event of Default under this Guaranty.

         3. GUARANTOR'S AGREEMENT TO PAY ENFORCEMENT COSTS, ETC. The Guarantor further agrees, as a principal obligor and not as a guarantor only, to pay to the Administrative Agent, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by any Agent, either of the Issuing Banks or any Bank in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under thisSection3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

         4. WAIVERS BY GUARANTOR; BANK'S FREEDOM TO ACT. The Guarantor agrees that the Obligations will be paid strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any of the Agents, either Issuing Bank or any Bank with respect thereto. The Guarantor waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrowers, the Guarantor, or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Administrative Agent, either of the Issuing Banks or any Bank or other Agent to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations, (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (v) the adequacy of any rights which the Administrative Agent, either Issuing Bank or any Bank or other Agent may have against any collateral security or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Administrative Agent, either Issuing Bank or any Bank or other Agent might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent the Administrative Agent, either Issuing Bank or any Bank or other Agent from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Guarantor before or after the Administrative Agent's, such Issuing Bank's or such Bank's or other Agent's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Administrative Agent, either Issuing Bank or any Bank or other Agent.

         5. UNENFORCEABILITY OF OBLIGATIONS AGAINST THE BORROWERS. If for any reason either of the Borrowers has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrowers or either of them by reason of insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if such Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrowers or either of them, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

         6.  SUBROGATION; SUBORDINATION.

                  6.1. STANDSTILL OF RIGHTS AGAINST BORROWERS. Until the final payment and performance in full of all of the Obligations, the Guarantor shall not exercise any rights against the Borrowers arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with any of the Agents, either Issuing Bank or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantor will not claim any setoff, recoupment or counterclaim against the Borrowers in respect of any liability of the Guarantor to the Borrowers, and the Guarantor waives any benefit of and any right to participate in any collateral security which may be held by any of the Agents, either Issuing Bank or any Bank.


                  6.2. SUBORDINATION. The payment of any amounts due with respect to any indebtedness of the Borrowers for money borrowed or credit received now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. The Guarantor agrees that, after the occurrence and during the continuance of any default in the payment or performance of any of the Obligations, the

         Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrowers to the Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Banks, the Issuing Banks and the Agents and be paid over to the Administrative Agent, for the benefit of the Banks, the Issuing Banks and the Agents, on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

                  6.3. PROVISIONS SUPPLEMENTAL. The provisions of this Section6 shall be supplemental to and not in derogation of any rights and remedies of the Banks, the Issuing Banks and the Agents under any separate subordination agreement which the Administrative Agent may at any time and from time to time enter into with the Guarantor for the benefit of the Banks, the Issuing Banks and the Agents.

         7. FURTHER ASSURANCES. The Guarantor agrees that it will from time to time, at the request of the Administrative Agent, do all such things and execute all such documents as the Administrative Agent may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Banks, the Issuing Banks and the Agents hereunder. The Guarantor acknowledges and confirms that the Guarantor itself has established its own adequate means of obtaining from the Borrowers on a continuing basis all information desired by the Guarantor concerning the financial condition of such and that the Guarantor will look to the Borrowers and not to any Agent, either Issuing Bank or any Bank in order for the Guarantor to keep adequately informed of changes in the Borrowers' financial condition.


         8. TERMINATION; REINSTATEMENT. This Guaranty shall remain in full force and effect until all Obligations have been irrevocably paid in full in cash and all Commitments under the Credit Agreement have been terminated. This Guaranty shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by any Agent, either Issuing Bank or any Bank upon the insolvency, bankruptcy or reorganization of the Borrowers, or otherwise, all as though such payment had not been made or value received.

         9. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of the Agents, the Issuing Banks and the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Bank may assign or otherwise transfer the Credit Agreement, the Notes, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Bank herein, all in accordance with Section19 of the Credit Agreement. The Guarantor may not assign any of its obligations hereunder.


         10. AMMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent with the consent of the

Majority Banks. No failure on the part of any of the Agents, either of the Issuing Banks or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         11. NOTICES. All notices and other communications called for hereunder shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed at the addresses for notices to the Administrative Agent and the Guarantor set forth in Section20 of the Credit Agreement, or at such address as either party may designate in writing to the other.

         12. GOVERNING LAW; CONSENT TO JURISDICTION. THIS GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICTS OF LAWS). The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified by reference inSection11. The Guarantor hereby waives any objecTION that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.


         13. WAIVER TO JURY TRIAL. THE GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Guarantor hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Guarantor (i) certifies that neither any of the Agents, either of the Issuing Banks or any Bank nor any representative, agent or attorney of any of the Agents, either of the Issuing Banks or any Bank has represented, expressly or otherwise, that any of the Agents, either of the Issuing Banks or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which any Agent, either Issuing Bank or any Bank is a party, each of the Agents, the Issuing Banks and the Banks are relying upon, among other things, the waivers and certifications contained in this Section13.

         14. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                     CDM CORP.

                                     By:
                                        ---------------------------------------
                                        Title:

                                   SCHEDULE 1
                                   ----------

                                       DOMESTIC AND LIBOR                          PORTION OF       COMMITMENT
                BANK                    LENDING OFFICES           COMMITMENT        TERM LOAN       PERCENTAGE
                ----                   ------------------         ----------       ----------       ----------
       The First National Bank         100 Federal Street        $21,600,000       $5,400,000       18.00000%
              of Boston                 Boston, MA 02110
                                    Attn.: Mitchell Feldman
                                    Telephone: 617-434-5760
                                    Telecopier: 617-434-0637

       The First National Bank     One First National Plaza,     $21,600,000       $5,400,000       18.00000%
             of Chicago                 Mail Suite 0086
                                     Chicago, IL 60670-5086
                                       Attn.: John Runger

                                    Telephone: 312-732-7101
                                    Telecopier: 312-732-1117

     Deutsche Bank AG, New York       31 West 52nd Street        $18,400,000       $4,600,000       15.33333%
    Branch and/or Cayman Islands       New York, NY 10019
               Branch                   Attn: Otho Kerr
                                    Telephone: 212-469-7039
                                    Telecopier: 212-469-7936

         Fleet National Bank           One Federal Street        $18,400,000       $4,600,000       15.33333%
                                          Third Floor
                                        Boston, MA 02110
                                      Attn: Gerry Sheehan
                                    Telephone: 617-346-0609
                                    Telecopier: 617-346-0580